CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND, WHERE APPLICABLE, HAVE BEEN MARKED WITH AN ASTERISK TO DENOTE WHERE OMISSIONS HAVE BEEN MADE. THE CONFIDENTIAL MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

LOAN AND SECURITY AGREEMENT
THIS LOAN AND SECURITY AGREEMENT is made and dated as of March 29, 2014 and is entered into by and between AMYRIS, INC., a Delaware corporation (the “Parent”), and each of its Subsidiaries that has delivered a Joinder Agreement (as defined herein) (each a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors” and together with Parent, collectively, “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (collectively, referred to as “Lender”) and HERCULES TECHNOLOGY GROWTH CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent for itself and the Lender (in such capacity, the “Agent”).
RECITALS
A.    Borrower has requested Lender to make available to Borrower a loan in an aggregate principal amount of up to Twenty-Five Million Dollars ($25,000,000) (the “Term Loan”); and
B.    Lender is willing to make the Term Loan on the terms and conditions set forth in this Agreement.
AGREEMENT
NOW, THEREFORE, Borrower, Agent and Lender agree as follows:
SECTION 1. DEFINITIONS AND RULES OF CONSTRUCTION
1.1    Unless otherwise defined herein, the following capitalized terms shall have the following meanings:
“Account Control Agreement(s)” means any agreement entered into by and among the Agent, Borrower and a third party Bank or other institution (including a Securities Intermediary) in which Borrower maintains a Deposit Account or an account holding Investment Property and which grants Agent a perfected first priority security interest in the subject account or accounts.
“ACH Authorization” means the ACH Debit Authorization Agreement in substantially the form of Exhibit H.
“Advance(s)” means a Term Loan Advance.
“Advance Date” means the funding date of any Advance.
“Advance Request” means a request for an Advance submitted by Borrower to Agent in substantially the form of Exhibit A.
“Agent” has the meaning given to it in the preamble to this Agreement.

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“Agreement” means this Loan and Security Agreement, as amended from time to time.
“Amortization Date” means May 1, 2015.
“Amyris Brasil” means Amyris Brasil Ltda.
“Assignee” has the meaning given to it in Section 11.13.
“Bankruptcy Code” means the federal Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101 et seq.).
“Bankruptcy Laws” means, collectively: (a) the Bankruptcy Code; and (b) all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor-relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Borrower Products” means all products, software, service offerings, technical data or technology currently being designed, manufactured or sold by Borrower or which Borrower intends to sell, license, or distribute in the future including any products or service offerings under development, collectively, together with all products, software, service offerings, technical data or technology that have been sold, licensed or distributed by Borrower since its incorporation.
“Business Day” means any day other than Saturday, Sunday and any other day on which banking institutions in the State of California are closed for business.
“Cash” means all cash and liquid funds.
“Change in Control” means any (i) reorganization, recapitalization, consolidation or merger (or similar transaction or series of related transactions) of Borrower, sale or exchange of outstanding shares (or similar transaction or series of related transactions) of Borrower in which the holders of Borrower’s outstanding shares immediately before consummation of such transaction or series of related transactions do not, immediately after consummation of such transaction or series of related transactions, retain shares representing more than fifty percent (50%) of the voting power of the surviving entity of such transaction or series of related transactions (or the parent of such surviving entity if such surviving entity is wholly owned by such parent), in each case without regard to whether Borrower is the surviving entity, or (ii) sale or issuance by Borrower of new shares of Preferred Stock of Borrower to investors, none of whom are current investors in Borrower, and such new shares of Preferred Stock are senior to all existing Preferred Stock and Common Stock with respect to liquidation preferences, and the aggregate liquidation preference of the new shares of Preferred Stock is more than fifty percent (50%) of the aggregate liquidation preference of all shares of Preferred Stock of Borrower.
“Claims” has the meaning given to it in Section 11.10.
“Closing Date” means the date of this Agreement.

“Collateral” means the property described in Section 3.
“Collateral IP” means all Intellectual Property other than Excluded Intellectual Property.
“Commitment Fee” means $50,000, which has been paid prior to the Closing Date and is deemed fully earned on such date regardless of the early termination of this Agreement.
“Common Stock” means the Parent’s common stock, $0.0001 par value per share, as presently constituted under the Parent’s Certificate of Incorporation, and any class and/or series of Parent’s capital stock for or into which such common stock may be converted or exchanged in a reorganization, recapitalization or similar transaction.
“Confidential Information” has the meaning given to it in Section 11.12.
“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.
“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.
“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof, or of any other country.
“Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, and includes any checking account, savings account, or certificate of deposit.
“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Event of Default” has the meaning given to it in Section 9.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
“Excluded Intellectual Property” means all Intellectual Property that (i) constitutes “AMYRIS Licensed IP” (as defined in the Total JV License Agreement), (ii) constitutes “JV Products” (as defined in the Total JV License Agreement) or (iii) that is subject to a Specified Intellectual Property Lien.
“Facility Charge” means one percent (1%) of the Maximum Term Loan Amount.
“Fidelity Unsecured Convertible Debt” means the Indebtedness evidenced by those Senior Unsecured Convertible Notes issued on February 23, 2012 with a maturity date of March 1, 2017 in the original principal amount of Twenty Five Million Dollars.
“Financial Statements” has the meaning given to it in Section 7.1.
“Forbearance Fee” means $10,000,000.
“Foreign Subsidiary” means any Subsidiary other than a Subsidiary organized under the laws of any state within the United States or the District of Columbia.
“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.
“Indebtedness” means indebtedness of any kind, including (a) all indebtedness for borrowed money or the deferred purchase price of property or services (excluding trade credit entered into in the ordinary course of business due within ninety (90) days), including reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, and (d) all Contingent Obligations.
“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other similar relief.
“Intellectual Property” means all of Borrower’s Copyrights; Trademarks; Patents; Licenses; trade secrets and inventions; mask works; Borrower’s applications therefor and reissues, extensions, or renewals thereof; and Borrower’s goodwill associated with any of the foregoing, together with Borrower’s rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.
“Investment” means any beneficial ownership (including stock, partnership or limited liability company interests) of or in any Person, or any loan, advance or capital contribution to any Person or the acquisition of all, or substantially all, of the assets of another Person.

“Joinder Agreements” means for each Domestic Subsidiary, a completed and executed Joinder Agreement in substantially the form attached hereto as Exhibit G.
“Lender” has the meaning given to it in the preamble to this Agreement.
“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests.
“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest; provided, that for the avoidance of doubt, licenses, strain escrows and similar provisions in collaboration agreements, research and development agreements that do not create or purport to create a security interest, encumbrance, levy, lien or charge of any kind shall not be deemed to be Liens for purposes of this Agreement.
“Loan” means the Advances made under this Agreement.
“Loan Documents” means this Agreement, the Notes (if any), the ACH Authorization, the Account Control Agreements, the Joinder Agreements, all UCC Financing Statements, and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated.
“Material Adverse Effect” means a material adverse effect upon: (i) the business, operations, properties, assets, or condition (financial or otherwise) of Borrower; or (ii) the ability of Borrower to perform the Secured Obligations in accordance with the terms of the Loan Documents, or the ability of Agent or Lender to enforce any of its rights or remedies with respect to the Secured Obligations; or (iii) the Collateral or Agent’s Liens on the Collateral or the priority of such Liens.
“Maximum Term Loan Amount” means Twenty-Five Million Dollars and No/100 Dollars ($25,000,000).
“Maximum Rate” shall have the meaning assigned to such term in Section 2.3.
“Note” means the Term Note.
“Parent” has the meaning set forth in the introductory paragraph of this Agreement.
“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence or a Patent application is pending, in which agreement Borrower now holds or hereafter acquires any interest.

“Patents” means all letters patent of, or rights corresponding thereto, in the United States or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States or any other country.
“Permitted Indebtedness” means: (i) Indebtedness of Borrower in favor of Lender or Agent arising under this Agreement or any other Loan Document; (ii) Indebtedness existing on, or committed for but not yet outstanding as of, the Closing Date which is disclosed in Schedule 1A; (iii) Indebtedness of up to $10,000,000 outstanding at any time secured by a Lien described in clause (vii) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed the lesser of the cost or fair market value of the Equipment financed with such Indebtedness; (iv) Indebtedness to trade creditors incurred in the ordinary course of business, including Indebtedness incurred in the ordinary course of business with corporate credit cards; (v) Indebtedness that also constitutes a Permitted Investment; (vi) Subordinated Indebtedness; (vii) reimbursement obligations in connection with letters of credit that are secured by cash or cash equivalents and issued on behalf of the Borrower or a Subsidiary thereof in an amount not to exceed $200,000 at any time outstanding, (viii) other unsecured Indebtedness in an amount not to exceed $15,000,000 at any time outstanding, and (ix) extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose materially more burdensome terms upon Borrower or its Subsidiary, as the case may be.
“Permitted Investment” means: (i) Investments existing on the Closing Date which are disclosed in Schedule 1B; (ii) (a) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof, (b) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (c) certificates of deposit issued by any bank with assets of at least $500,000,000 maturing no more than one year from the date of investment therein, and (d) money market accounts; (iii) repurchases of stock from former employees, directors, or consultants of Borrower under the terms of applicable repurchase agreements at the original issuance price of such securities in an aggregate amount not to exceed $250,000 in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases; (iv) Investments accepted in connection with Permitted Transfers; (v) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business; (vi) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not affiliates, in the ordinary course of business, provided that this subparagraph (vi) shall not apply to Investments of Borrower in any Subsidiary; (vii) Investments consisting of loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of capital stock of Borrower pursuant to employee stock purchase plans or other similar agreements approved by Borrower’s Board of Directors; (viii) Investments consisting of travel advances in the ordinary course of business; (ix) Investments in newly-formed Domestic Subsidiaries, provided that each such Domestic Subsidiary enters into a Joinder Agreement promptly after its formation by Borrower and execute such other documents as shall be reasonably requested by Agent; (x) Investments in Foreign Subsidiaries approved in advance in writing by Agent; (xi) joint ventures or strategic alliances in the ordinary course of Borrower’s business and on arm’s length terms approved by the Borrower’s board of directors and consisting of the exclusive licensing of technology, the development of technology or the providing of technical support and, solely with respect to the Collateral IP, subject at all times to the Lien of the Agent hereunder; and (xii) additional Investments that do not exceed $250,000 in the aggregate.
“Permitted Liens” means any and all of the following: (i) Liens in favor of Agent or Lender; (ii) Liens existing or pending on the Closing Date which are disclosed in Schedule 1C; (iii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided, that Borrower maintains adequate reserves therefor in accordance with GAAP; (iv) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of Borrower’s business and imposed without action of such parties; provided, that the payment thereof is not yet required; (v) Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder; (vi) the following deposits, to the extent made in the ordinary course of business: deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (vii) Liens on Equipment or software or other intellectual property constituting purchase money Liens and Liens in connection with capital leases securing Indebtedness permitted in clause (iii) of “Permitted Indebtedness”; (viii) Liens incurred in connection with Subordinated Indebtedness; (ix) leasehold interests in leases or subleases and licenses granted in the ordinary course of business and not interfering in any material respect with the business of the licensor; (x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due; (xi) Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets); (xii) statutory and common law rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms; (xiii) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property; (xiv) Liens on cash or cash equivalents securing obligations permitted under clause (vii) of the definition of Permitted Indebtedness; and (xv) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clauses (i) through (xi) above; provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase.
“Permitted Transfers” means (i) sales of Inventory in the ordinary course of business, (ii) licenses, strain escrows and similar arrangements for the use of Intellectual Property in the ordinary course of business in connection with collaboration agreements, research and development agreements and joint venture agreements and on arm’s length terms approved by the Borrower’s board of directors, and, solely with respect to the Collateral IP, subject, at all times to the Lien of the Agent hereunder, (iii) dispositions of worn-out, obsolete or surplus Equipment at fair market value in the ordinary course of business, (iv) so long as no Event of Default has occurred or would occur after giving effect thereto, Transfers by Parent to Novvi LLC from January 1, 2014 through and including December 31, 2014 in an aggregate amount not to exceed $2,000,000, (v) so long as no Event of Default has occurred or would occur after giving effect thereto, Transfers by Parent to Amyris Brasil in an aggregate amount not to exceed (A) $15,000,000 during the fiscal year beginning January 1, 2014 and (B) for the fiscal year beginning January 1, 2015 and for each fiscal year thereafter, (1) $1,000,000 in any calendar month and (2) $10,000,000 in any such fiscal year and (vi) other Transfers of assets to any Person other than to a Subsidiary which is not a Subsidiary Guarantor or joint venture and which have a fair market value of not more than $250,000 in the aggregate in any fiscal year.
“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, other entity or government.
“Preferred Stock” means at any given time any equity security issued by Borrower that has any rights, preferences or privileges senior to Borrower’s common stock.
“Prepayment Charge” shall have the meaning assigned to such term in Section 2.5.
“Receivables” means (i) all of Borrower’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, letters of credit, proceeds of any letter of credit, and Letter of Credit Rights, and (ii) all customer lists, software, and business records related thereto.
“Required Lenders” means at any time, the holders of more than 50% of the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding, and (ii) the total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the total Revolving Loan Advances then outstanding.
“SEC” means the United States Securities and Exchange Commission.
“Secured Obligations” means Borrower’s obligations under this Agreement and any Loan Document, including any obligation to pay any amount now owing or later arising.
“Securities Act” means the Securities Act of 1933, as amended from time to time.
“Security Documents” means each security agreement, all other mortgages, deeds of trust, security agreements, pledge agreements, assignments, control agreements, financing statements and other documents as shall from time to time secure or relate to the Secured Obligations or any other obligation arising under any Loan Document or any part thereof, in each case, executed by Parent, any Subsidiary Guarantor or any Subsidiary.
“Specified Account” means that certain certificate of deposit account maintained at [*] and bearing account number [*].
[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Specified Covenant” means Section 7.14 of this Agreement.
“Specified Covenant Breach Date” means, with respect to a breach of (i) Section 7.14(i) of this Agreement, July 1, 2014 and (ii) Section 7.14(ii) of this Agreement, October 1, 2014.
“Specified Intellectual Property Lien” means each Lien set forth on Schedule 1C and described as encumbering specific Intellectual Property as Collateral.
“Subordinated Indebtedness” means Indebtedness subordinated to the Secured Obligations in amounts and on terms and conditions satisfactory to Agent in its sole discretion.
“Subsidiary” means an entity, whether corporate, partnership, limited liability company, joint venture or otherwise, in which Borrower owns or controls 50.1% or more of the outstanding voting securities, including each entity listed on Schedule 1 hereto.
“Term Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Term Loan Advance to the Borrower in a principal amount not to exceed the amount set forth under the heading “Term Commitment” opposite such Lender’s name on Schedule 1.1.
“Term Loan Advance” means any Term Loan funds advanced under this Agreement.
“Term Loan Interest Rate” means for any day a per annum rate of interest equal to the greater of either (i) the prime rate as reported in The Wall Street Journal plus 6.25%, and (ii) 9.5%.
“Term Loan Maturity Date” means, subject to the provisions hereof, May 31, 2015; provided however, that upon the satisfaction of the Specified Covenant as determined by Agent, and so long as no Event of Default has occurred and is continuing as of May 31, 2015, then the Term Loan Maturity Date shall mean February 1, 2017.
“Term Note” means a Promissory Note in substantially the form of Exhibit B.
“Total Amyris BioSolutions” means Total Amyris BioSolutions B.V.
“Total JV License Agreement” means that certain License Agreement dated December 2, 2013 between Borrower and Total Amyris BioSolutions B.V., as in effect on the date of this Agreement.
“Threshold Amount” means Fifty Million Dollars.
“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof.
“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of California; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of California, then the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.
Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. Unless otherwise specifically provided herein, any accounting term used in this Agreement or the other Loan Documents shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP, consistently applied. Unless otherwise defined herein or in the other Loan Documents, terms that are used herein or in the other Loan Documents and defined in the UCC shall have the meanings given to them in the UCC.
SECTION 2.    THE LOAN
2.1    [Reserved].
2.2    Term Loan.
(a)    Advances. Subject to the terms and conditions of this Agreement, Lender will severally (and not jointly) make in an amount not to exceed its respective Term Commitment, and Borrower agrees to draw, a Term Loan Advance of Twenty-Five Million Dollars ($25,000,000) on the Closing Date.
(b)     Advance Request. To obtain a Term Loan Advance, Borrower shall complete, sign and deliver an Advance Request (at least one (1) Business Day before the Closing Date) to Agent. Lender shall fund the Term Loan Advance in the manner requested by the Advance Request provided that each of the conditions precedent to such Term Loan Advance is satisfied as of the Closing Date.
(c)    Interest. The principal balance of each Term Loan Advance shall bear interest thereon from such Advance Date at the Term Loan Interest Rate based on a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed. The Term Loan Interest Rate will float and change on the day the Prime Rate changes from time to time.

(d)    Payment. Borrower will pay interest on each Term Loan Advance on the first Business Day of each month, beginning the month after the Advance Date. Borrower shall repay the aggregate Term Loan principal balance that is outstanding on the day immediately preceding the Amortization Date, in equal monthly installments of principal and interest (mortgage style and based upon a February 1, 2017 maturity date) beginning on the Amortization Date and continuing on the first Business Day of each month thereafter until the Secured Obligations are repaid. The entire Term Loan principal balance and all accrued but unpaid interest hereunder, shall be due and payable on Term Loan Maturity Date. Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. Lender will initiate debit entries to the Borrower’s account as authorized on the ACH Authorization on each payment date of all periodic obligations payable to Lender under each Term Advance.
2.3    Maximum Interest. Notwithstanding any provision in this Agreement or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the “Maximum Rate”). If a court of competent jurisdiction shall finally determine that Borrower has actually paid to Lender an amount of interest in excess of the amount that would have been payable if all of the Secured Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrower shall be applied as follows: first, to the payment of the Secured Obligations consisting of the outstanding principal; second, after all principal is repaid, to the payment of Lender’s accrued interest, costs, expenses, professional fees and any other Secured Obligations; and third, after all Secured Obligations are repaid, the excess (if any) shall be refunded to Borrower.
2.4    Default Interest. In the event any payment is not paid on the scheduled payment date, an amount equal to five percent (5%) of the past due amount shall be payable on demand. In addition, upon the occurrence and during the continuation of an Event of Default hereunder, all Secured Obligations, including principal, interest, compounded interest, and professional fees, shall bear interest at a rate per annum equal to the rate set forth in Section 2.2(c), plus five percent (5%) per annum. In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in Section 2.2(c) or Section 2.4, as applicable.
2.5    Prepayment. At its option upon at least seven (7) Business Days prior notice to Agent, Borrower may prepay all, but not less than all, of the outstanding Advances by paying the entire principal balance, all accrued and unpaid interest thereon, together with a prepayment charge equal to the following percentage of the Advance amount being prepaid: if such Advance amounts are prepaid in any of the first twelve (12) months following the Closing Date, 3%; and thereafter, 1% (each, a “Prepayment Charge”). Borrower agrees that the Prepayment Charge is a reasonable calculation of Lender’s lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the Advances. Borrower shall prepay the outstanding amount of all principal and accrued interest through the prepayment date and the Prepayment Charge upon the occurrence of a Change in Control.
2.6    End of Term Charge. On the earliest to occur of (i) the Term Loan Maturity Date, (ii) the date that Borrower prepays the outstanding Secured Obligations, or (iii) the date that the Secured Obligations become due and payable, Borrower shall pay Lender a charge of $2,500,000. Notwithstanding the required payment date of such charge, it shall be deemed earned by Lender as of the Closing Date.
2.7    Notes. If so requested by Lender by written notice to Borrower, then Borrower shall execute and deliver to Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of Lender pursuant to Section 11.13) (promptly after the Borrower’s receipt of such notice) a Note or Notes to evidence Lender’s Loans.
2.8    Pro Rata Treatment. Each payment (including prepayment) on account of any fee and any reduction of the Term Loans shall be made pro rata according to the Term Commitments of the relevant Lender.
2.9     Forbearance Fee. In the event Parent is in breach of the Specified Covenant, Agent shall forbear from exercising remedies with respect to a breach of the Specified Covenant (but not any other Event of Default) from the Specified Covenant Breach Date until May 31, 2015. In consideration of such forbearance, Borrower shall pay to Agent for the account of Lender the Forbearance Fee in cash in full on May 31, 2015 and, notwithstanding the required date of payment of the Forbearance Fee, the Forbearance Fee shall be fully earned by Lender as of the Specified Covenant Breach Date. Notwithstanding any forbearance provided under this Section 2.9, for the abundance of caution, all of the Secured Obligations shall continue to accrue interest at the rate set forth in Section 2.4.
SECTION 3.    SECURITY INTEREST
3.1    As security for the prompt, complete and indefeasible payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, Borrower grants to Agent a security interest in all of Borrower’s right, title, and interest in and to the following personal property whether now owned or hereafter acquired (collectively, the “Collateral”): (a) Receivables; (b) Equipment; (c) Fixtures; (d) General Intangibles; (e) Inventory; (f) Investment Property (but excluding thirty-five percent (35%) of the capital stock of any Foreign Subsidiary that constitutes a Permitted Investment); (g) Deposit Accounts; (h) Cash; (i) Goods; (j) Collateral IP; and all other tangible and intangible personal property of Borrower whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower and wherever located, and any of Borrower’s property in the possession or under the control of Agent; and, to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

3.2    Notwithstanding the broad grant of the security interest set forth in Section 3.1, above, the Collateral shall not include (i) more than 65% of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Borrower of any Foreign Subsidiary which shares entitle the holder thereof to vote for directors or any other matter, (ii) Borrower’s equity interests in Total Amyris BioSolutions and all other “Collateral” as defined in that certain Deed of Pledge of Shares, dated as of December 2, 2013, by Parent to Total Energies Nouvelles Activités USA (“Total”), (iii) Borrower’s equity interests in Novvi, LLC or SMA Industria Quimica S.A. and (iv) any Excluded Intellectual Property.
3.3    Parent shall, as security for the Secured Obligations, cause each Subsidiary Guarantor to grant to Lender a security interest in all of such Subsidiary Guarantor’s assets pursuant to such Security Documents as Lender may require.
SECTION 4.    CONDITIONS PRECEDENT TO LOAN
The obligations of Lender to make the Loan hereunder are subject to the satisfaction by Borrower of the following conditions:
4.1    Initial Advance. On or prior to the Closing Date, Borrower shall have delivered to Agent the following:
(a)    executed originals of the Loan Documents, Account Control Agreements, a legal opinion of Borrower’s counsel, and all other documents and instruments reasonably required by Agent to effectuate the transactions contemplated hereby or to create and perfect the Liens of Agent with respect to all Collateral located in the United States of America, in all cases in form and substance reasonably acceptable to Agent;
(b)    certified copy of resolutions of Parent’s and each Subsidiary Guarantor’s board of directors evidencing approval of the Loan and other transactions evidenced by the Loan Documents;
(c)    certified copies of the Certificate of Incorporation and the Bylaws, as amended through the Closing Date, of Parent and each Subsidiary Guarantor and;
(d)    a certificate of good standing for Parent and each Subsidiary Guarantor from their respective states of incorporation and similar certificates from all other jurisdictions in which it does business and where the failure to be qualified would have a Material Adverse Effect;
(e)    payment of the Facility Charge and reimbursement of Agent’s and Lender’s current expenses reimbursable pursuant to this Agreement, which amounts may be deducted from the initial Advance; and
(f)    such other documents as Agent may reasonably request.

4.2    All Advances. On each Advance Date:
(a)    Agent shall have received (i) an Advance Request for the relevant Advance as required by Section  2.2(b), each duly executed by Borrower’s Chief Executive Officer or Chief Financial Officer, and (ii) any other documents Agent may reasonably request.
(b)    The representations and warranties set forth in this Agreement shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.
(c)    Borrower shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Advance no Event of Default shall have occurred and be continuing.
(d)    Each Advance Request shall be deemed to constitute a representation and warranty by Borrower on the relevant Advance Date as to the matters specified in paragraphs (b) and (c) of this Section 4.2 and as to the matters set forth in the Advance Request.
4.3    No Default. As of the Closing Date and each Advance Date, (i) no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default and (ii) no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.
SECTION 5.    REPRESENTATIONS AND WARRANTIES OF BORROWER
Borrower represents and warrants that:
5.1    Corporate Status. (a) Parent is a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified could reasonably be expected to have a Material Adverse Effect; and (b) each Subsidiary Guarantor is a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified could reasonably be expected to have a Material Adverse Effect. Parent’s and each Subsidiary Guarantor’s present names, former names (if any), locations, place of formation, tax identification number, organizational identification number and other information are correctly set forth in Exhibit C, as may be updated by Parent in a written notice (including any Compliance Certificate) provided to Agent after the Closing Date.

5.2    Collateral. Borrower owns the Collateral and the Excluded Intellectual Property, free of all Liens, except for Permitted Liens. Borrower has the power and authority to grant to Agent a Lien in the Collateral as security for the Secured Obligations.
5.3    Consents. Borrower’s execution, delivery and performance of this Agreement and all other Loan Documents, (i) have been duly authorized by all necessary corporate action of Borrower, (ii) will not result in the creation or imposition of any Lien upon the Collateral, other than Permitted Liens and the Liens created by this Agreement and the other Loan Documents, (iii) do not violate (A) any provisions of Borrower’s Certificate or Articles of Incorporation (as applicable) or bylaws, (B) any law or regulation to which the Borrower is subject, the violation of which could have a Material Adverse Effect or (C) any order, injunction, judgment, decree or writ to which Borrower is subject and (iv) except as described on Schedule 5.3, do not violate any contract or agreement or require the consent or approval of any other Person which has not already been obtained. The individual or individuals executing the Loan Documents are duly authorized to do so.
5.4    Material Adverse Effect. No event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing. Borrower is not aware of any event likely to occur that is reasonably expected to result in a Material Adverse Effect.
5.5    Actions Before Governmental Authorities. Except as described on Schedule 5.5, there are no actions, suits or proceedings at law or in equity or by or before any governmental authority now pending or, to the knowledge of Borrower, threatened against or affecting Borrower or its property.
5.6    Laws. Borrower is not in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any governmental authority, where such violation or default is reasonably expected to result in a Material Adverse Effect. Borrower is not in default in any manner under any provision of any agreement or instrument evidencing Indebtedness, or any other material agreement to which it is a party or by which it is bound.
5.7    Information Correct and Current. No information, report, Advance Request, financial statement, exhibit or schedule furnished, by or on behalf of Borrower to Agent in connection with any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading at the time such statement was made or deemed made. Additionally, any and all financial or business projections provided by Borrower to Agent, whether prior to or after the Closing Date, shall be (i) provided in good faith and based on the most current data and information available to Borrower, and (ii) the most current of such projections provided to Borrower’s Board of Directors.
5.8    Tax Matters. Except as described on Schedule 5.8, (a) Borrower has filed all federal, state and material local tax returns that it is required to file, (b) Borrower has duly paid or fully reserved for all taxes or installments thereof (including any interest or penalties) as and when due, which have or may become due pursuant to such returns other than those being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, and (c) Borrower has paid or fully reserved for any tax assessment received by Borrower for the three (3) years preceding the Closing Date, if any (including any taxes being contested in good faith and by appropriate proceedings).
5.9    Intellectual Property Claims. Borrower is the sole owner of, or otherwise has the right to use, the Intellectual Property. Except as described on Schedule 5.9, (i) each of the material Copyrights, Trademarks and Patents is valid and enforceable, (ii) no material part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and (iii) no claim has been made to Borrower that any material part of the Intellectual Property violates the rights of any third party. Exhibit D is a true, correct and complete list of each of Borrower’s Patents, registered Trademarks, registered Copyrights, and material agreements under which Borrower licenses Intellectual Property from third parties (other than shrink-wrap software licenses), together with application or registration numbers, as applicable, owned by Borrower or any Subsidiary, in each case as of the Closing Date. Borrower is not in material breach of, nor has Borrower failed to perform any material obligations under, any of the foregoing contracts, licenses or agreements and, to Borrower’s knowledge, no third party to any such contract, license or agreement is in material breach thereof or has failed to perform any material obligations thereunder.
5.10    Intellectual Property. Except as described on Schedule 5.10, Borrower has, or in the case of any proposed business, will have, all material rights with respect to Intellectual Property necessary in the operation or conduct of Borrower’s business as currently conducted and proposed to be conducted by Borrower. Without limiting the generality of the foregoing, and in the case of Licenses, except for restrictions that are unenforceable under Division 9 of the UCC, Borrower has the right, to the extent required to operate Borrower’s business, to freely transfer, license or assign Intellectual Property without condition, restriction or payment of any kind (other than license payments in the ordinary course of business) to any third party, and Borrower owns or has the right to use, pursuant to valid licenses, all software development tools, library functions, compilers and all other third-party software and other items that are used in the design, development, promotion, sale, license, manufacture, import, export, use or distribution of Borrower Products.
5.11    Borrower Products. Except as described on Schedule 5.11, no Intellectual Property owned by Borrower or Borrower Product has been or is subject to any actual or, to the knowledge of Borrower, threatened litigation, proceeding (including any proceeding in the United States Patent and Trademark Office or any corresponding foreign office or agency) or outstanding decree, order, judgment, settlement agreement or stipulation that restricts in any manner Borrower’s use, transfer or licensing thereof or that may affect the validity, use or enforceability thereof. There is no decree, order, judgment, agreement, stipulation, arbitral award or other provision entered into in connection with any litigation or proceeding that obligates Borrower to grant licenses or ownership interest in any future Intellectual Property related to the operation or conduct of the business of Borrower or

Borrower Products. Borrower has not received any written notice or claim, or, to the knowledge of Borrower, oral notice or claim, challenging or questioning Borrower’s ownership in any Intellectual Property (or written notice of any claim challenging or questioning the ownership in any licensed Intellectual Property of the owner thereof) or suggesting that any third party has any claim of legal or beneficial ownership with respect thereto nor, to Borrower’s knowledge, is there a reasonable basis for any such claim. Neither Borrower’s use of its Intellectual Property nor the production and sale of Borrower Products infringes the Intellectual Property or other rights of others.
5.12    Financial Accounts. Exhibit E, as may be updated by the Borrower in a written notice provided to Agent after the Closing Date, is a true, correct and complete list of (a) all banks and other financial institutions at which Borrower or any Subsidiary maintains Deposit Accounts and (b) all institutions at which Borrower or any Subsidiary maintains an account holding Investment Property, and such exhibit correctly identifies the name, address and telephone number of each bank or other institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.
5.13    Employee Loans. Borrower has no outstanding loans to any employee, officer or director of the Borrower nor has Borrower guaranteed the payment of any loan made to an employee, officer or director of the Borrower by a third party.
5.14    Capitalization and Subsidiaries. Borrower’s capitalization as of March 26, 2014 is set forth on Schedule 5.14 annexed hereto. Borrower does not own any stock, partnership interest or other securities of any Person, except for Permitted Investments. Attached as Schedule 5.14, as may be updated by Borrower in a written notice provided after the Closing Date, is a true, correct and complete list of each Subsidiary.
SECTION 6.    INSURANCE; INDEMNIFICATION
6.1    Coverage. Borrower shall cause to be carried and maintained commercial general liability insurance, on an occurrence form, against risks customarily insured against in Borrower’s line of business. Such risks shall include the risks of bodily injury, including death, property damage, personal injury, advertising injury, and contractual liability per the terms of the indemnification agreement found in Section 6.3. Borrower must maintain a minimum of $2,000,000 of commercial general liability insurance for each occurrence. Borrower has and agrees to maintain a minimum of $2,000,000 of directors’ and officers’ insurance for each occurrence and $5,000,000 in the aggregate. So long as there are any Secured Obligations outstanding, Borrower shall also cause to be carried and maintained insurance upon the Collateral, insuring against all risks of physical loss or damage howsoever caused, in an amount not less than the full replacement cost of the Collateral, provided that such insurance may be subject to standard exceptions and deductibles.
6.2    Certificates. Borrower shall deliver to Agent certificates of insurance that evidence Borrower’s compliance with its insurance obligations in Section 6.1 and the obligations contained in this Section 6.2. Borrower’s insurance certificate shall state Agent is an additional insured for commercial general liability, a designated payee for any key man life insurance policy, a loss payee for all risk property damage insurance, subject to the insurer’s approval, and a loss payee for property insurance and additional insured for liability insurance for any future insurance that Borrower may acquire from such insurer. Attached to the certificates of insurance will be additional insured endorsements for liability and lender’s loss payable endorsements for all risk property damage insurance. All certificates of insurance will provide for a minimum of thirty (30) days advance written notice to Agent of cancellation or any other change adverse to Agent’s interests. Any failure of Agent to scrutinize such insurance certificates for compliance is not a waiver of any of Agent’s rights, all of which are reserved.
6.3    Indemnity. Borrower agrees to indemnify and hold Agent, Lender and their officers, directors, employees, agents, in-house attorneys, representatives and shareholders (each, an “Indemnified Person”) harmless from and against any and all claims, costs, expenses, damages and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort), including reasonable attorneys’ fees and disbursements and other costs of investigation or defense (including those incurred upon any appeal) (collectively, “Liabilities”), that may be instituted or asserted against or incurred by such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or the administration of such credit, or in connection with or arising out of the transactions contemplated hereunder and thereunder, or any actions or failures to act in connection therewith, or arising out of the disposition or utilization of the Collateral, excluding in all cases Liabilities to the extent resulting solely from any Indemnified Person’s gross negligence or willful misconduct. Borrower agrees to pay, and to save Agent and Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes (excluding taxes imposed on or measured by the net income of Agent or Lender) that may be payable or determined to be payable with respect to any of the Collateral or this Agreement. In no event shall any Indemnified Person be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings).
SECTION 7.    COVENANTS OF BORROWER
As long as any Secured Obligations (other than inchoate indemnity obligations) are outstanding, Borrower agrees as follows:
7.1    Financial Reports. Borrower shall furnish to Agent the financial statements and reports listed hereinafter (the “Financial Statements”):
(a)    as soon as practicable (and in any event within 30 days) after the end of each month, unaudited interim and year-to-date financial statements as of the end of such month (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that would reasonably be expected to have a Material Adverse Effect, all certified by Borrower’s Chief Executive Officer or Chief Financial Officer to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, (ii) that they are subject to normal year end adjustments, and (iii) they do not contain certain non-cash items that are customarily included in quarterly and annual financial statements;
(b)    as soon as practicable (and in any event within 45 days) after the end of each calendar quarter, unaudited interim and year-to-date financial statements as of the end of such calendar quarter (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that would reasonably be expected to have a Material Adverse Effect, certified by Borrower’s Chief Executive Officer or Chief Financial Officer to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, and (ii) that they are subject to normal year end adjustments; as well as the most recent capitalization table for Borrower, including the weighted average exercise price of employee stock options;
(c)    as soon as practicable (and in any event within one hundred eighty (180) days) after the end of each fiscal year, unqualified audited financial statements as of the end of such year (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows, and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified by a firm of independent certified public accountants selected by Borrower and reasonably acceptable to Agent, accompanied by any management report from such accountants;
(d)     as soon as practicable (and in any event within 30 days) after the end of each month, a Compliance Certificate in the form of Exhibit F;
(e)    contemporaneously with the delivery of the financial statements set forth in clauses (a), (b) and (c) of this Section 7.1, Parent shall deliver financial statements for the relevant periods prepared on a non-GAAP, cash basis;
(f)    promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports that Borrower has made available to its equity holders and copies of any regular, periodic and special reports or registration statements that Borrower files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or any national securities exchange;
(g)    at Agent’s request, at the same time as it gives to its directors, copies of all notices and portions of minutes, consents and other materials that Borrower provides to its directors in connection with meetings of the Board of Directors and that are relevant to Agent or Lender; provided, however, that Borrower shall not be required to provide the materials described in this Section 7.1(g) to the extent the information is privileged or pertains to confidential information of any third parties; and

(h)    financial and business projections promptly following their approval by Borrower’s Board of Directors, and in any event, no later than January 31 of each year, as well as budgets, operating plans and other financial information reasonably requested by Agent.
Borrower shall not make any change in its (a) accounting policies or reporting practices, except as required by GAAP or (b) fiscal years or fiscal quarters. The fiscal year of Borrower shall end on December 31. Agent and Lender hereby acknowledge and agree that the materials described in this Section 7.1 will contain material non-public and confidential information of Borrower and its affiliates and Agent and Lender and their respective affiliates and representatives shall abide by all confidentiality terms applicable under this Agreement and any confidentiality and non-disclosure agreements among the parties hereto.
The executed Compliance Certificate may be sent via facsimile to Agent at [*] or via e-mail to [*]. All Financial Statements required to be delivered pursuant to clauses (a), (b) and (c) shall be sent via e-mail to [*] with a copy to [*] provided, that if e-mail is not available or sending such Financial Statements via e-mail is not possible, they shall be sent via facsimile to Agent at: [*], attention Chief Credit Officer.
7.2    Management Rights. Borrower shall permit any representative that Agent or Lender authorizes, including its attorneys and accountants, to inspect the Collateral and examine and make copies and abstracts of the books of account and records of Borrower or any Subsidiary at reasonable times and upon reasonable notice during normal business hours. In addition, any such representative shall have the right to meet with management and officers of Borrower or any Subsidiary to discuss such books of account and records. In addition, Agent or Lender shall be entitled at reasonable times and intervals to consult with and advise the management and officers of Borrower or any Subsidiary concerning significant business issues affecting Borrower. Such consultations shall not unreasonably interfere with Borrower’s business operations. The parties intend that the rights granted Agent and Lender shall constitute “management rights” within the meaning of 29 C.F.R. Section 2510.3-101(d)(3)(ii), but that any advice, recommendations or participation by Agent or Lender with respect to any business issues shall not be deemed to give Agent or Lender, nor be deemed an exercise by Agent or Lender of, control over Borrower’s management or policies.
7.3    Further Assurances. Borrower shall from time to time execute, deliver and file, alone or with Agent, any financing statements, security agreements, collateral assignments, notices, control agreements, or other documents to perfect or give the highest priority to Agent’s Lien on the Collateral (other than the Liens set forth in clauses (ii), (iii), (iv), (v), (vi), (x), (xi) or (xiii) of the definition of Permitted Liens). Borrower shall from time to time procure any instruments or documents as may be requested by Agent, and take all further action that may be necessary or desirable, or that Agent may reasonably request, to perfect and protect the Liens granted hereby and thereby. In addition, and for such purposes only, Borrower hereby authorizes Agent to execute and deliver on behalf of
[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Borrower and to file such financing statements, collateral assignments, notices, control agreements, security agreements and other documents without the signature of Borrower either in Agent’s name or in the name of Agent as agent and attorney-in-fact for Borrower. Borrower shall protect and defend Borrower’s title to the Collateral and Agent’s Lien thereon against all Persons claiming any interest adverse to Borrower or Agent other than Permitted Liens.
7.4    Indebtedness; Amendments to Indebtedness. Borrower shall not and shall not permit any Subsidiary to: (a) create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, other than Permitted Indebtedness; (b) prepay any Indebtedness or take any actions which impose on Borrower or any Subsidiary an obligation to prepay any Indebtedness, except for the conversion of Indebtedness into equity securities and the payment of cash in lieu of fractional shares in connection with such conversion; (c) pay any principal on any Indebtedness while the Secured Obligations are outstanding without the written consent of Agent; (d) pay any cash interest or premium on any Indebtedness other than regularly scheduled interest accruing on the Fidelity Unsecured Convertible Debt; and (e) amend, modify any documents or notes evidencing any Indebtedness without the prior written consent of Agent.
7.5    Collateral. Borrower shall at all times keep the Collateral free and clear from any legal process or Liens whatsoever (except for Permitted Liens), and shall give Agent prompt written notice of any legal process affecting the Collateral or any Liens. Borrower shall cause its Subsidiaries to protect and defend such Subsidiary’s title to the Collateral from and against all Persons claiming any interest adverse to such Subsidiary, and Borrower shall cause its Subsidiaries at all times to keep such Subsidiary’s rights in the Collateral free and clear from any legal process or Liens whatsoever (except for Permitted Liens), and shall give Agent prompt written notice of any legal process affecting such Subsidiary’s rights in the Collateral.
7.6    Investments. Borrower shall not directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.
7.7    Distributions. Borrower shall not, and shall not allow any Subsidiary to, (a) repurchase or redeem any class of stock or other equity interest other than pursuant to employee, director or consultant repurchase plans or other similar agreements, provided, however, in each case the repurchase or redemption price does not exceed the original consideration paid for such stock or equity interest, or (b) declare or pay any cash dividend or make a cash distribution on any class of stock or other equity interest, except that a Subsidiary may pay dividends or make distributions to Borrower, or (c) lend money to any employees, officers or directors or guarantee the payment of any such loans granted by a third party in excess of $100,000 in the aggregate or (d) waive, release or forgive any Indebtedness owed by any employees, officers or directors in excess of $100,000 in the aggregate.
7.8    Transfers. Except for Permitted Transfers, Borrower shall not, and shall not allow any Subsidiary to, voluntarily or involuntarily transfer, sell, lease, license, lend or in any other manner convey any equitable, beneficial or legal interest in any material portion of its assets.
7.9    Mergers or Acquisitions. Borrower shall not merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization (other than mergers or consolidations of (a) a Subsidiary which is not a Borrower into another Subsidiary or into Borrower or (b) a Borrower into another Borrower), or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person.
7.10    Taxes. Borrower and its Subsidiaries shall pay when due all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against (i) Agent or Lender and related to, or in connection with, any of the transactions contemplated hereby or by other Loan Document (other than taxes imposed on or measured by the net income of Agent or Lender) and (ii) Borrower or the Collateral or upon Borrower’s ownership, possession, use, operation or disposition thereof or upon Borrower’s rents, receipts or earnings arising therefrom. Borrower shall file on or before the due date therefor all personal property tax returns in respect of the Collateral. Notwithstanding the foregoing, Borrower may contest, in good faith and by appropriate proceedings, taxes for which Borrower maintains adequate reserves therefor in accordance with GAAP.
7.11    Corporate Changes. Neither Borrower nor any Subsidiary shall change its corporate name, legal form or jurisdiction of formation without twenty (20) days’ prior written notice to Agent. Neither Borrower nor any Subsidiary shall suffer a Change in Control. Neither Borrower nor any Subsidiary shall relocate its chief executive office or its principal place of business unless: (i) it has provided prior written notice to Agent; and (ii) such relocation shall be within the continental United States. Neither Borrower nor any Subsidiary shall relocate any item of Collateral (other than (x) sales of Inventory in the ordinary course of business, (y) relocations of Equipment having an aggregate value of up to $150,000 in any fiscal year, and (z) relocations of Collateral from a location described on Exhibit C to another location described on Exhibit C) unless (i) it has provided prompt written notice to Agent, (ii) such relocation is within the continental United States and, (iii) if such relocation is to a third party bailee, it has delivered a bailee agreement in form and substance reasonably acceptable to Agent.
7.12    Deposit Accounts. Neither Borrower nor any Subsidiary shall maintain any Deposit Accounts, or accounts holding Investment Property, except with respect to which Agent has an Account Control Agreement; provided however, that Borrower may maintain the Specified Account without such being subject to an Account Control Agreement so long as the account balance maintained therein as of any date is not greater than the Specified Account’s balance as of the Closing Date.
7.13    Domestic Subsidiaries. Borrower shall notify Agent of each Domestic Subsidiary formed subsequent to the Closing Date and, within 15 days of formation, shall cause any such Domestic Subsidiary to execute and deliver to Agent a Joinder Agreement and such other documentation as Agent may require.

7.14    Equity Raise. Parent shall have (i) filed with the SEC an effective S-3 registration statement by not later than June 30, 2014 and (ii) issued, or caused to be issued, Subordinated Indebtedness, Common Stock or other equity securities in an aggregate amount greater than the Threshold Amount, and have received at least the Threshold Amount in cash by no later than September 30, 2014.
7.15    Notification of Event of Default. Borrower shall notify Agent immediately of the occurrence of any Event of Default, such notice to be sent via facsimile to Agent.
7.16    Positive Cashflow. Commencing with the fiscal quarter beginning October 1, 2014, and continuing for each fiscal quarter thereafter, Parent and its Subsidiaries shall have received minimum cash revenue for such fiscal quarter in an amount greater than cash expenses (excluding working capital, capital expenditures and Investments) of Parent and its Subsidiaries for such fiscal quarter.
7.17    Minimum Cash Product Revenue/Cash Product Gross Profit. Commencing with the fiscal quarter beginning July 1, 2014, and continuing for each fiscal quarter thereafter, Parent and its Subsidiaries shall have (i) received cash product revenue in a minimum amount of at least 75% of the projected cash product revenue for such fiscal quarter and (ii) received cash product gross profit in a minimum amount of at least 75% of projected cash product gross profit for such period. For purposes of this Section 7.17, cash product revenue, cash product gross profit and the related projections for any fiscal quarter shall be determined based on the 2014/2015 Plans of the Parent, a copy of which was provided to Lender on February 10, 2014.
SECTION 8.    RESERVED
SECTION 9.    EVENTS OF DEFAULT
The occurrence of any one or more of the following events shall be an Event of Default:
9.1    Payments. Borrower fails to pay any amount due under this Agreement or any of the other Loan Documents on the due date unless such failure to pay is caused by administrative or technical error and payment is made within 2 Business Days of its due date; or
9.2    Covenants. Borrower breaches or defaults in the performance of any covenant or Secured Obligation under this Agreement, or any of the other Loan Documents or any other agreement among Borrower, Agent and Lender, and (a) with respect to a default under any covenant under this Agreement (other than under Sections 6, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.14, 7.15, 7.16 or 7.17), any other Loan Document or any other agreement among Borrower, Agent and Lender, such default continues for more than ten (10) Business Days after the earlier of the date on which (i) Agent or Lender has given notice of such default to Borrower and (ii) Borrower has actual knowledge of such default, or (b) with respect to a default under any of Sections 6, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.14, 7.15, 7.16 and 7.17, the occurrence of such default; or

9.3    Material Adverse Effect. A circumstance has occurred that would reasonably be expected to have a Material Adverse Effect; or
9.4    Representations. Any representation or warranty made by Borrower in any Loan Document shall have been false or misleading in any material respect when made or furnished or deemed made or furnished; or
9.5    Insolvency. Borrower or Amyris Brasil (A) (i) shall make an assignment for the benefit of creditors; or (ii) shall be unable to pay its debts as they become due, or be unable to pay or perform under the Loan Documents, or shall become insolvent; or (iii) shall file a voluntary petition in bankruptcy; or (iv) shall file any petition, answer, or document seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances; or (v) shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of Borrower or Amyris Brasil or of all or any substantial part (i.e., 33-1/3% or more) of the assets or property of Borrower or Amyris Brasil, as applicable; or (vi) shall cease operations of its business as its business has normally been conducted, or terminate substantially all of its employees; or (vii) Borrower or Amyris Brasil or their respective directors or majority shareholders shall take any action initiating any of the foregoing actions described in clauses (i) through (vi); or (B) either (i) thirty (30) days shall have expired after the commencement of an involuntary action against Borrower or Amyris Brasil seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of Borrower or Amyris Brasil being stayed; or (ii) a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or (iii) Borrower or Amyris Brasil shall file any answer admitting or not contesting the material allegations of a petition filed against Borrower or Amyris Brasil in any such proceedings; or (iv) the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or (v) thirty (30) days shall have expired after the appointment, without the consent or acquiescence of Borrower, of any trustee, receiver or liquidator of Borrower or of all or any substantial part of the properties of Borrower without such appointment being vacated; or
9.6    Attachments; Judgments. Any portion of Borrower’s or Amyris Brasil’s assets are attached or seized, or a levy is filed against any such assets, or a judgment or judgments is/are entered for the payment of money, individually or in the aggregate, of at least $100,000, or Borrower or Amyris Brasil is enjoined or in any way prevented by court order from conducting any part of its business; or
9.7    Other Obligations. The occurrence of any default under any agreement or obligation of Borrower or Amyris Brasil involving any Indebtedness in excess of $50,000, or the occurrence of any default under any agreement or obligation of Borrower or Amyris Brasil that could reasonably be expected to have a Material Adverse Effect.

9.8    Loan Documents. (a) The occurrence of any default under any Loan Document or any other agreement between Borrower, any Lender and Agent or (b) (i) the guaranty set forth in Section 11.19 of this Agreement ceases to be in full force and effect for any reason whatsoever, including, without limitation, a determination by any governmental authority that this Agreement is invalid, void or unenforceable or (ii) any Subsidiary Guarantor or any Person acting on behalf of such Subsidiary Guarantor shall contest in any manner the validity, binding nature or enforceability of this Agreement or (iii) the obligations of any Subsidiary Guarantor under any Loan Document are not or cease to be legal, valid, binding and enforceable in accordance with the terms of such Loan Document.
SECTION 10.    REMEDIES
10.1    General. Upon and during the continuance of any one or more Events of Default, (i) Agent may, at its option, accelerate and demand payment of all or any part of the Secured Obligations together with a Prepayment Charge and declare them to be immediately due and payable (provided, that upon the occurrence of an Event of Default of the type described in Section 9.5, all of the Secured Obligations shall automatically be accelerated and made due and payable, in each case without any further notice or act), (ii) Agent may, at its option, sign and file in Borrower’s name any and all collateral assignments, notices, control agreements, security agreements and other documents it deems necessary or appropriate to perfect or protect the repayment of the Secured Obligations, and in furtherance thereof, Borrower hereby grants Agent an irrevocable power of attorney coupled with an interest, and (iii) Agent may notify any of Borrower’s account debtors to make payment directly to Agent, compromise the amount of any such account on Borrower’s behalf and endorse Agent’s name without recourse on any such payment for deposit directly to Agent’s account. Agent may exercise all rights and remedies with respect to the Collateral under the Loan Documents or otherwise available to it under the UCC and other applicable law, including the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral. All Agent’s rights and remedies shall be cumulative and not exclusive.
10.2    Collection; Foreclosure. Upon the occurrence and during the continuance of any Event of Default, Agent may, at any time or from time to time, apply, collect, liquidate, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Agent may elect. Any such sale may be made either at public or private sale at its place of business or elsewhere. Borrower agrees that any such public or private sale may occur upon ten (10) calendar days’ prior written notice to Borrower. Agent may require Borrower to assemble the Collateral and make it available to Agent at a place designated by Agent that is reasonably convenient to Agent and Borrower. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied by Agent in the following order of priorities:

First, to Agent and Lender in an amount sufficient to pay in full Agent’s and Lender’s costs and professionals’ and advisors’ fees and expenses as described in Section 11.11;
Second, to Lender in an amount equal to the then unpaid amount of the Secured Obligations (including principal, interest, and the Default Rate interest), in such order and priority as Agent may choose in its sole discretion; and
Finally, after the full, final, and indefeasible payment in Cash of all of the Secured Obligations, to any creditor holding a junior Lien on the Collateral, or to Borrower or its representatives or as a court of competent jurisdiction may direct.
Agent shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under the UCC.
10.3    No Waiver. Agent shall be under no obligation to marshal any of the Collateral for the benefit of Borrower or any other Person, and Borrower expressly waives all rights, if any, to require Agent to marshal any Collateral.
10.4    Cumulative Remedies. The rights, powers and remedies of Agent hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of Agent.
10.5    Pilot Plant. Notwithstanding Sections 10.1 and 10.2 hereof, in the event that Agent seeks to hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of any Collateral that constitutes furniture, trade fixtures or Equipment on the first (1st) floor of the building located at, and commonly known as, 5850 Hollis Street, Emeryville, California 94608 (such furniture, trade fixtures and Equipment, the “Pilot Equipment”), prior to any such hold, sale, lease, liquidation, collection, realization upon, or other disposition, Agent shall first give Total the opportunity by written notice to purchase such Pilot Equipment from Agent at the fair market value of such Pilot Equipment at the time of such sale and Total shall have ten (10) Business Days following receipt of such notice to irrevocably elect to complete such purchase (such right, the “Right of First Refusal”). If Total elects to exercise the Right of First Refusal, the Agent shall sell, and Total shall purchase, all, but not less than all of the Pilot Equipment within 30 days of the election of the Right of First Refusal. Agent shall, at Total’s sole cost and expense, execute such bills of sale or other instruments that Total may reasonably request in order to evidence such purchase and sale. Any purchase and sale under this Section 10.5 shall be “as is, where-is” without any warranty. The failure of Total to respond to such written notice or affirmatively elect to exercise the Right of First Refusal within such ten Business Day period shall be deemed a rejection of the Right of First Refusal. If Total rejects such Right of First Refusal, Agent may freely seek to hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of such Pilot Equipment in accordance with the terms hereof. The parties hereto acknowledge that Total is a third-party beneficiary of this Section 10.5.
SECTION 11.    MISCELLANEOUS

11.1    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
11.2    Notice. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication (including the delivery of Financial Statements) that is required, contemplated, or permitted under the Loan Documents or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by facsimile or hand delivery or delivery by an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, in each case addressed to the party to be notified as follows:
(a)    If to Agent:
HERCULES TECHNOLOGY GROWTH CAPITAL, INC.
Legal Department
Attention: Chief Legal Officer and [*]
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
Facsimile: [*]
Telephone: [*]
(b)    If to Lender:
HERCULES TECHNOLOGY GROWTH CAPITAL, INC.
Legal Department
Attention: Chief Legal Officer and [*]
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
Facsimile: [*]
Telephone: [*]
(c)    If to Borrower:
AMYRIS, INC.
5885 Hollis Street., Suite 100
Emeryville, CA 94608
Attention: [*], General Counsel
Facsimile:
Telephone: [*]
or to such other address as each party may designate for itself by like notice.
[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11.3    Entire Agreement; Amendments.
(a)    This Agreement and the other Loan Documents constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, non-disclosure or confidentiality agreements, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof (including Agent’s revised proposal letter dated February 19, 2014).
(b)    Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.3(b). The Required Lenders and Borrower party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Agent and the Borrower party to the relevant Loan Document may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (A) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Revolving Commitment, in each case without the written consent of each Lender directly affected thereby; (B) eliminate or reduce the voting rights of any Lender under this Section 11.3(b) without the written consent of such Lender; (C) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release a Borrower from its obligations under the Loan Documents, in each case without the written consent of all Lenders; or (D) amend, modify or waive any provision of Section 11.17 without the written consent of the Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each Lender and shall be binding upon Borrower, the Lender, the Agent and all future holders of the Loans.
11.4    No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
11.5    No Waiver. The powers conferred upon Agent and Lender by this Agreement are solely to protect its rights hereunder and under the other Loan Documents and its interest in the Collateral and shall not impose any duty upon Agent or Lender to exercise any such powers. No omission or delay by Agent or Lender at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by Borrower at any time designated, shall be a waiver of any such right or remedy to which Agent or Lender is entitled, nor shall it in any way affect the right of Agent or Lender to enforce such provisions thereafter.
11.6    Survival. All agreements, representations and warranties contained in this Agreement and the other Loan Documents or in any document delivered pursuant hereto or thereto shall be for the benefit of Agent and Lender and shall survive the execution and delivery of this Agreement and the expiration or other termination of this Agreement.
11.7    Successors and Assigns. The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on Borrower and its permitted assigns (if any). Borrower shall not assign its obligations under this Agreement or any of the other Loan Documents without Agent’s express prior written consent, and any such attempted assignment shall be void and of no effect. Agent and Lender may assign, transfer, or endorse its rights hereunder and under the other Loan Documents without prior notice to Borrower, and all of such rights shall inure to the benefit of Agent’s and Lender’s successors and assigns.
11.8    Governing Law. This Agreement and the other Loan Documents have been negotiated and delivered to Agent and Lender in the State of California, and shall have been accepted by Agent and Lender in the State of California. Payment to Agent and Lender by Borrower of the Secured Obligations is due in the State of California. This Agreement and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.
11.9    Consent to Jurisdiction and Venue. All judicial proceedings (to the extent that the reference requirement of Section 11.10 is not applicable) arising in or under or related to this Agreement or any of the other Loan Documents may be brought in any state or federal court located in the State of California. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to nonexclusive personal jurisdiction in Santa Clara County, State of California; (b) waives any objection as to jurisdiction or venue in Santa Clara County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement or the other Loan Documents. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 11.2, and shall be deemed effective and received as set forth in Section 11.2. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.
11.10    Mutual Waiver of Jury Trial / Judicial Reference.

(a)    Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert Person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF BORROWER, AGENT AND LENDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY BORROWER AGAINST AGENT, LENDER OR THEIR RESPECTIVE ASSIGNEE OR BY AGENT, LENDER OR THEIR RESPECTIVE ASSIGNEE AGAINST BORROWER. This waiver extends to all such Claims, including Claims that involve Persons other than Agent, Borrower and Lender; Claims that arise out of or are in any way connected to the relationship among Borrower, Agent and Lender; and any Claims for damages, breach of contract, tort, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement, any other Loan Document.
(b)    If the waiver of jury trial set forth in Section 11.10(a) is ineffective or unenforceable, the parties agree that all Claims shall be resolved by reference to a private judge sitting without a jury, pursuant to Code of Civil Procedure Section 638, before a mutually acceptable referee or, if the parties cannot agree, a referee selected by the Presiding Judge of the Santa Clara County, California. Such proceeding shall be conducted in Santa Clara County, California, with California rules of evidence and discovery applicable to such proceeding.
(c)    In the event Claims are to be resolved by judicial reference, either party may seek from a court identified in Section 11.9, any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by judicial reference.
11.11    Professional Fees. Borrower promises to pay Agent’s and Lender’s fees and expenses necessary to finalize the loan documentation, including but not limited to reasonable attorneys fees, UCC searches, filing costs, and other miscellaneous expenses, all as set forth on a summary invoice provided to Borrower. In addition, Borrower promises to pay any and all reasonable attorneys’ and other professionals’ fees and expenses (including fees and expenses of in-house counsel) incurred by Agent and Lender after the Closing Date in connection with or related to: (a) the Loan; (b) the administration, collection, or enforcement of the Loan; (c) the amendment or modification of the Loan Documents; (d) any waiver, consent, release, or termination under the Loan Documents; (e) the protection, preservation, audit, field exam, sale, lease, liquidation, or disposition of Collateral or the exercise of remedies with respect to the Collateral; (f) any legal, litigation, administrative, arbitration, or out of court proceeding in connection with or related to Borrower or the Collateral, and any appeal or review thereof; and (g) any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to Borrower, the Collateral, the Loan Documents, including representing Agent or Lender in any adversary proceeding or contested matter commenced or continued by or on behalf of Borrower’s estate, and any appeal or review thereof.

11.12    Confidentiality. Agent and Lender acknowledge that certain items of Collateral and information provided to Agent and Lender by Borrower are confidential and proprietary information of Borrower, if and to the extent such information either (x) is marked as confidential by Borrower at the time of disclosure, or (y) should reasonably be understood to be confidential (the “Confidential Information”). Accordingly, Agent and Lender agree that any Confidential Information it may obtain pursuant to Section 7.1 of this Agreement, in the course of acquiring, administering, or perfecting Agent’s security interest in the Collateral or otherwise shall not be disclosed to any other Person or entity in any manner whatsoever, in whole or in part, without the prior written consent of Borrower, except that Agent and Lender may disclose any such information: (a) to its own directors, officers, employees, accountants, counsel and other professional advisors and to its affiliates if Agent or Lender in their sole discretion determines that any such party should have access to such information in connection with such party’s responsibilities in connection with the Loan or this Agreement and, provided that such recipient of such Confidential Information either (i) agrees to be bound by the confidentiality provisions of this paragraph or (ii) is otherwise subject to confidentiality restrictions that reasonably protect against the disclosure of Confidential Information; (b) if such information is generally available to the public (other than as a result of Agent or Lender’s breach of their respective obligations under this Section 11.12); (c) if required or appropriate in any report, statement or testimony submitted to any governmental authority having or claiming to have jurisdiction over Agent or Lender; (d) if required or appropriate in response to any summons or subpoena or in connection with any litigation, to the extent permitted or deemed advisable by Agent’s or Lender’s counsel; (e) to comply with any legal requirement or law applicable to Agent or Lender; (f) to the extent reasonably necessary in connection with the exercise of any right or remedy under any Loan Document, including Agent’s sale, lease, or other disposition of Collateral after default; (g) to any participant or assignee of Agent or Lender or any prospective participant or assignee; provided, that such participant or assignee or prospective participant or assignee agrees in writing to be bound by this Section prior to disclosure; or (h) otherwise with the prior consent of Borrower; provided, that any disclosure made in violation of this Agreement shall not affect the obligations of Borrower or any of its affiliates or any guarantor under this Agreement or the other Loan Documents.
11.13     Assignment of Rights. Borrower acknowledges and understands that Agent or Lender may sell and assign all or part of its interest hereunder and under the Loan Documents to any Person or entity (an “Assignee”). After such assignment the term “Agent” or “Lender” as used in the Loan Documents shall mean and include such Assignee, and such Assignee shall be vested with all rights, powers and remedies of Agent and Lender hereunder with respect to the interest so assigned; but with respect to any such interest not so transferred, Agent and Lender shall retain all rights, powers and remedies hereby given. No such assignment by Agent or Lender shall relieve Borrower of any of its obligations hereunder. Lender agrees that in the event of any transfer by it of the Note(s)(if any), it will endorse thereon a notation as to the portion of the principal of the Note(s), which shall have been paid at the time of such transfer and as to the date to which interest shall have been last paid thereon.

11.14    Revival of Secured Obligations. This Agreement and the Loan Documents shall remain in full force and effect and continue to be effective if any petition is filed by or against Borrower for liquidation or reorganization, if Borrower becomes insolvent or makes an assignment for the benefit of creditors, if a receiver or trustee is appointed for all or any significant part of Borrower’s assets, or if any payment or transfer of Collateral is recovered from Agent or Lender. The Loan Documents and the Secured Obligations and Collateral security shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Secured Obligations or any transfer of Collateral to Agent, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from, Agent, Lender or by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment, performance, or transfer of Collateral had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, the Loan Documents and the Secured Obligations shall be deemed, without any further action or documentation, to have been revived and reinstated except to the extent of the full, final, and indefeasible payment to Agent or Lender in Cash.
11.15    Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.
11.16    No Third Party Beneficiaries. No provisions of the Loan Documents are intended, nor will be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any Person other than Agent, Lender and Borrower unless specifically provided otherwise herein (including as set forth in Section 10.5), and, except as otherwise so provided, all provisions of the Loan Documents will be personal and solely among Agent, the Lender and the Borrower.
11.17    Agency.
(a)    Lender hereby irrevocably appoints Hercules Technology Growth Capital, Inc. to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.
(b)    Lender agrees to indemnify the Agent in its capacity as such (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so), according to its respective Revolving Commitment and Term Commitment percentages (based upon the total outstanding Revolving Commitment and Term Loan Commitments) in effect on the date on which indemnification is sought under this Section 11.17, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.
(c)    Agent in Its Individual Capacity. The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each such Person serving as Agent hereunder in its individual capacity.
(d)    Exculpatory Provisions. The Agent shall have no duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Agent shall not:

i.	be subject to any fiduciary or other implied duties, regardless of whether any default or any Event of Default has occurred and is continuing;

ii.
have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Lender, provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable law; and

iii.
except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and the Agent shall not be liable for the failure to disclose, any information relating to the Borrower or any of its affiliates that is communicated to or obtained by any Person serving as the Agent or any of its affiliates in any capacity.

(e)    The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Lender or as the Agent shall believe in good faith shall be necessary, under the circumstances or (ii) in the absence of its own gross negligence or willful misconduct.
(f)    The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.
(g)    Reliance by Agent. Agent may rely, and shall be fully protected in acting, or refraining to act, upon, any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document that it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to Agent and conforming to the requirements of this Agreement or any of the other Loan Documents. Agent may consult with counsel, and any opinion or legal advice of such counsel shall be full and complete authorization and protection in respect of any action taken, not taken or suffered by Agent hereunder or under any Loan Documents in accordance therewith. Agent shall have the right at any time to seek instructions concerning the administration of the Collateral from any court of competent jurisdiction. Agent shall not be under any obligation to exercise any of the rights or powers granted to Agent by this Agreement and the other Loan Documents at the request or direction of Lenders unless Agent shall have been provided by Lender with adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction.
11.18    Publicity. (a) So long as Agent or Lender provides Borrower prior written notice and a reasonable opportunity to review, Borrower consents to the publication and use by Agent or Lender and any of its member businesses and Affiliates of (i) Borrower's name (including a brief description of the relationship among Borrower, Agent and Lender) and logo and a hyperlink to Borrower’s web site, separately or together, in written and oral presentations, advertising, promotional and marketing materials, client lists, public relations materials or on its web site (together, the “Lender Publicity Materials”); (ii) the names of officers of Borrower in the Lender Publicity Materials; and (iii) Borrower’s name, trademarks or servicemarks in any news release concerning Agent or Lender.
(b)    Neither Borrower nor any of its member businesses and Affiliates shall, without Agent’s and Lender’s consent (which shall not be unreasonably withheld or delayed), publicize or use (i) Agent’s or Lender's name (including a brief description of the relationship among Borrower, Agent and Lender), logo or hyperlink to Agent’s or Lender’s web site, separately or together, in written and oral presentations, advertising, promotional and marketing materials, client lists, public relations materials or on its web site (together, the "Borrower Publicity Materials"); (ii) the names of officers of Agent or Lender in the Borrower Publicity Materials; and (iii) Agent’s or Lender’s name, trademarks, servicemarks in any news release concerning Borrower.
Section 11.19. Guaranty; Waivers.
(a)    Guaranty. Each Subsidiary Guarantor unconditionally and irrevocably guarantees to the Agent and Lenders the full and prompt payment when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) and performance of the Secured Obligations (the “Guaranteed Obligations”). The Guaranteed Obligations include interest that, but for a proceeding under any Insolvency Proceeding, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Borrower for such interest in any such proceeding.
(b)    Separate Obligation. Each Subsidiary Guarantor acknowledges and agrees that: (i) the Guaranteed Obligations are separate and distinct from any Indebtedness arising under or in connection with any other document, including under any provision of this Agreement other than this Section 11.19, executed at any time by such Subsidiary Guarantor in favor of Agent and Lenders; and (ii) such Subsidiary Guarantor shall pay and perform all of the Guaranteed Obligations as required under this Section 11.19, and Agent may enforce any and all of their respective rights and remedies hereunder, without regard to any other document, including any provision of this Agreement other than this Section 11.19, at any time executed by such Subsidiary Guarantor in favor of Agent and any Lender, irrespective of whether any such other document, or any provision thereof or hereof, shall for any reason become unenforceable or any of the Indebtedness thereunder shall have been discharged, whether by performance, avoidance or otherwise. Each Subsidiary Guarantor acknowledges that, in providing benefits to Borrower, Agent and each Lender is relying upon the enforceability of this Section 11.19 and the Guaranteed Obligations as separate and distinct Indebtedness of such Subsidiary Guarantor, and each Subsidiary Guarantor agrees that Agent and each Lender would be denied the full benefit of their bargain if at any time this Section 11.19 or the Guaranteed Obligations were treated any differently. The fact that the guaranty is set forth in this Agreement rather than in a separate guaranty document is for the convenience of Borrower and Subsidiary Guarantors and shall in no way impair or adversely affect the rights or benefits of Agent and any Lender under this Section 11.19. Each Subsidiary Guarantor agrees to execute and deliver a separate document, immediately upon request at any time of Agent, evidencing such Subsidiary Guarantor’s obligations under this Section 11.19. Upon the occurrence of any Event of Default, a separate action or actions may be brought against such Subsidiary Guarantor, whether or not Borrower, any other Subsidiary Guarantor or any other Person is joined therein or a separate action or actions are brought against Borrower, any such other Subsidiary Guarantor or any such other Person.
(c)    Limitation of Guaranty. To the extent that any court of competent jurisdiction shall impose by final judgment under applicable Laws (including sections 544 and 548 of the Bankruptcy Code) any limitations on the amount of any Subsidiary Guarantor’s liability with respect to the Guaranteed Obligations that Agent can enforce under this Section 11.19, Agent and each Lender by their acceptance hereof accept such limitation on the amount of such Subsidiary Guarantor’s liability hereunder to the extent needed to make this Section 11.19 fully enforceable and nonavoidable.
(d)    Liability of Subsidiary Guarantors. The liability of any Subsidiary Guarantor under this Section 11.19 shall be irrevocable, absolute, independent and unconditional, and shall not be affected by any circumstance that might constitute a discharge of a surety or guarantor other than the indefeasible payment and performance in full of all Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Subsidiary Guarantor agrees as follows:
(i)    such Subsidiary Guarantor’s liability hereunder shall be the immediate, direct, and primary obligation of such Subsidiary Guarantor and shall not be contingent upon Agent’s exercise or enforcement of any remedy it may have against Borrower or any other Person, or against any collateral or other security for any Guaranteed Obligations;
(ii)    this Guaranty is a guaranty of payment when due and not merely of collectibility;
(iii)    Lender may enforce this Section 11.19 upon the occurrence of an Event of Default notwithstanding the existence of any dispute among Agent and Lenders, on the one hand, and Borrower or any other Person, on the other hand, with respect to the existence of such Event of Default;
(iv)    such Subsidiary Guarantor’s payment of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge such Subsidiary Guarantor’s liability for any portion of the Guaranteed Obligations remaining unsatisfied; and
(v)    such Subsidiary Guarantor’s liability with respect to the Guaranteed Obligations shall remain in full force and effect without regard to, and shall not be impaired or affected by, nor shall such Subsidiary Guarantor be exonerated or discharged by, any of the following events:
(A)    any proceeding under any Insolvency Proceeding;
(B)    any limitation, discharge, or cessation of the liability of Borrower or any other Person for any Guaranteed Obligations due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of any of the Guaranteed Obligations or the Loan Documents;
(C)    any merger, acquisition, consolidation or change in structure of Borrower or any Subsidiary Guarantor or any other guarantor or Person, or any sale, lease, transfer or other disposition of any or all of the assets or shares of Borrower or any other Person;
(D)    any assignment or other transfer, in whole or in part, of Agent and Lenders’ interests in and rights under this Agreement (including this Section 11.19) or the other Loan Documents;
(E)    any claim, defense, counterclaim or setoff, other than that of prior performance, that Borrower, such Subsidiary Guarantor, any other Guarantor or any other Person may have or assert, including any defense of incapacity or lack of corporate or other authority to execute any of the Loan Documents;

(F)    Agent or any Lender’s amendment, modification, renewal, extension, cancellation or surrender of any Loan Document or any Guaranteed Obligations;
(G)    Agent or any Lender’s exercise or non exercise of any power, right or remedy with respect to any Guaranteed Obligations or any collateral;
(H)    Agent or any Lender’s vote, claim, distribution, election, acceptance, action or inaction in any proceeding under any Bankruptcy Law; or
(I)    any other guaranty, whether by such Subsidiary Guarantor or any other Person, of all or any part of the Guaranteed Obligations or any other indebtedness, obligations or liabilities of Borrower to Agent or any Lender.
(e)    Consents of Subsidiary Guarantors. Each Subsidiary Guarantor hereby unconditionally consents and agrees that, without notice to or further assent from such Subsidiary Guarantor:
(i)    the principal amount of the Guaranteed Obligations may be increased or decreased and additional indebtedness or obligations of Borrower under the Loan Documents may be incurred and the time, manner, place or terms of any payment under any Loan Document may be extended or changed, by one or more amendments, modifications, renewals or extensions of any Loan Document or otherwise;
(ii)    the time for Borrower’s (or any other Person’s) performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Loan Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as Agent (as applicable under the relevant Loan Documents) may deem proper;
(iii)    Agent may request and accept other guaranties and may take and hold security as collateral for the Guaranteed Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such other guaranties or security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof; and
(iv)    Agent may exercise, or waive or otherwise refrain from exercising, any other right, remedy, power or privilege even if the exercise thereof affects or eliminates any right of subrogation or any other right of such Subsidiary Guarantor against Borrower.
(f)    Subsidiary Guarantor’s Waivers. Each Subsidiary Guarantor waives and agrees not to assert:

(i)    any right to require Agent and the Lenders to proceed against Borrower, any other Guarantor or any other Person, or to pursue any other right, remedy, power or privilege of Agent or the Lenders whatsoever;
(ii)    the defense of the statute of limitations in any action hereunder or for the collection or performance of the Guaranteed Obligations;
(iii)    any defense arising by reason of any lack of corporate or other authority or any other defense of Borrower, such Guarantor or any other Person;
(iv)    any defense based upon Agent’s or Lenders’ errors or omissions in the administration of the Guaranteed Obligations;
(v)    any rights to set offs and counterclaims;
(vi)    without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable laws limiting the liability of or exonerating guarantors or sureties, or that may conflict with the terms of this Section 11.19; and
(vii)    any and all notice of the acceptance of this guaranty, and any and all notice of the creation, renewal, modification, extension or accrual of the Guaranteed Obligations, or the reliance by Agent and Lenders upon this Guaranty, or the exercise of any right, power or privilege hereunder. The Guaranteed Obligations shall conclusively be deemed to have been created, contracted, incurred and permitted to exist in reliance upon this Guaranty. Each Subsidiary Guarantor waives promptness, diligence, presentment, protest, demand for payment, notice of default, dishonor or nonpayment and all other notices to or upon Borrower, each Guarantor or any other Person with respect to the Guaranteed Obligations.
(g)    Financial Condition of Borrower. No Subsidiary Guarantor shall have any right to require Agent or any Lender to obtain or disclose any information with respect to: the financial condition or character of Borrower or the ability of Borrower to pay and perform the Guaranteed Obligations; the Guaranteed Obligations; any collateral or other security for any or all of the Guaranteed Obligations; the existence or nonexistence of any other guarantees of all or any part of the Guaranteed Obligations; any action or inaction on the part of Agent, any Lender or any other Person; or any other matter, fact or occurrence whatsoever. Each Subsidiary Guarantor hereby acknowledges that it has undertaken its own independent investigation of the financial condition of Borrower and all other matters pertaining to this Guaranty and further acknowledges that it is not relying in any manner upon any representation or statement of Agent or any Lender with respect thereto.
(h)    Subrogation. Until the Guaranteed Obligations shall be satisfied in full and the Aggregate Commitments shall be terminated, each Subsidiary Guarantor shall not have, and shall not directly or indirectly exercise: (i) any rights that it may acquire by way of subrogation under this Section 11.19, by any payment hereunder or otherwise; (ii) any rights of contribution, indemnification, reimbursement or similar suretyship claims arising out of this Section 11.19; or (iii) any other right that it might otherwise have or acquire (in any way whatsoever) that could entitle it at any time to share or participate in any right, remedy or security of Agent or a Lender as against any Borrower or other Guarantors or any other Person, whether in connection with this Section 11.19, any of the other Loan Documents or otherwise. If any amount shall be paid to any Subsidiary Guarantor on account of the foregoing rights at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of Agent and shall forthwith be paid to Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.
(i)    Subordination. All payments on account of all indebtedness, liabilities and other obligations of Borrower to any Subsidiary Guarantor, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined (the “Subsidiary Guarantor Subordinated Indebtedness”) shall be subject, subordinate and junior in right of payment and exercise of remedies, to the extent and in the manner set forth herein, to the prior payment in full in cash or cash equivalents of the Guaranteed Obligations. As long as any of the Guaranteed Obligations (other than unasserted contingent indemnification obligations) shall remain outstanding and unpaid, each Subsidiary Guarantor shall not accept or receive any payment or distribution by or on behalf of Borrower or any other Subsidiary Guarantor, directly or indirectly, or assets of Borrower or any other Subsidiary Guarantor, of any kind or character, whether in cash, property or securities, including on account of the purchase, redemption or other acquisition of Subsidiary Guarantor Subordinated Indebtedness, as a result of any collection, sale or other disposition of collateral, or by setoff, exchange or in any other manner, for or on account of the Subsidiary Guarantor Subordinated Indebtedness (“Subsidiary Guarantor Subordinated Indebtedness Payments”), except that, so long as an Event of Default does not then exist, any Subsidiary Guarantor shall be entitled to accept and receive payments on its Subsidiary Guarantor Subordinated Indebtedness, in accordance with past business practices of such Subsidiary Guarantor and Borrower (or any other applicable Subsidiary Guarantor) and not in contravention of any law or the terms of the Loan Documents.
If any Subsidiary Guarantor Subordinated Indebtedness Payments shall be received in contravention of this Section 11.19, such Subsidiary Guarantor Subordinated Indebtedness Payments shall be held in trust for the benefit of Agent and shall be paid over or delivered to Agent for application to the payment in full in cash or cash equivalents of all Guaranteed Obligations remaining unpaid to the extent necessary to give effect to this Section 11.19 after giving effect to any concurrent payments or distributions to Lender in respect of the Guaranteed Obligations.
(j)    Continuing Guaranty. This Guaranty is a continuing guaranty and agreement of subordination and shall continue in effect and be binding upon each Subsidiary Guarantor until termination of the Term Commitment and payment and performance in full of the Guaranteed Obligations, including Guaranteed Obligations which may exist continuously or which may arise from time to time under successive transactions, and each Subsidiary

Guarantor expressly acknowledges that this guaranty shall remain in full force and effect notwithstanding that there may be periods in which no Guaranteed Obligations exist. This Guaranty shall continue in effect and be binding upon each Subsidiary Guarantor until actual receipt by Agent of written notice from such Subsidiary Guarantor of its intention to discontinue this Guaranty as to future transactions (which notice shall not be effective until noon on the day that is five Business Days following such receipt); provided that no revocation or termination of this guaranty shall affect in any way any rights of Agent or any Lender hereunder with respect to any Guaranteed Obligations arising or outstanding on the date of receipt of such notice, including any subsequent continuation, extension, or renewal thereof, or change in the terms or conditions thereof, or any Guaranteed Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of Lenders in existence as of the date of such revocation (collectively, “Existing Guaranteed Obligations”), and the sole effect of such notice shall be to exclude from this Guaranty Guaranteed Obligations thereafter arising which are unconnected to any Existing Guaranteed Obligations.
(k)    Reinstatement. This Guaranty shall continue to be effective or shall be reinstated and revived, as the case may be, if, for any reason, any payment of the Guaranteed Obligations by or on behalf of Borrower (or receipt of any proceeds of collateral) shall be rescinded, invalidated, declared to be fraudulent or preferential, set aside, voided or otherwise required to be repaid to Borrower, its estate, trustee, receiver or any other Person (including under any Bankruptcy Law), or must otherwise be restored by Lenders, whether as a result of proceedings under any bankruptcy law or otherwise. All losses, damages, costs and expenses that Agent or any Lender may suffer or incur as a result of any voided or otherwise set aside payments shall be specifically covered by the indemnity in favor of Agent and the Lenders contained in Section 11.19.
(l)    Substantial Benefits. The Advances provided to or for the benefit of Borrower hereunder by Lenders have been and are to be contemporaneously used for the benefit of Borrower and each Subsidiary Guarantor and their respective Subsidiaries. It is the position, intent and expectation of the parties that Borrower and each Subsidiary Guarantor have derived and will derive significant and substantial benefits from the Term Loan Advances to be made available by Lenders under the Loan Documents. Each Subsidiary Guarantor has received at least “reasonably equivalent value” (as such phrase is used in Section 548 of the Bankruptcy Code and in comparable provisions of other applicable Laws) and more than sufficient consideration to support its obligations hereunder in respect of the Guaranteed Obligations. Immediately prior to and after and giving effect to the incurrence of each Subsidiary Guarantor’s obligations under this Guaranty, such Subsidiary Guarantor will be solvent and will not be subject to any Insolvency Proceedings.
(m)    KNOWING AND EXPLICIT WAIVERS. EACH SUBSIDIARY GUARANTOR ACKNOWLEDGES THAT IT EITHER HAS OBTAINED THE ADVICE OF LEGAL COUNSEL OR HAS HAD THE OPPORTUNITY TO OBTAIN SUCH ADVICE IN CONNECTION WITH THE TERMS AND PROVISIONS OF THIS SECTION 11.19. EACH SUBSIDIARY GUARANTOR ACKNOWLEDGES AND AGREES THAT EACH OF THE WAIVERS AND CONSENTS SET FORTH HEREIN

IS MADE WITH FULL KNOWLEDGE OF ITS SIGNIFICANCE AND CONSEQUENCES, THAT ALL SUCH WAIVERS AND CONSENTS HEREIN ARE EXPLICIT AND KNOWING AND THAT EACH SUBSIDIARY GUARANTOR EXPECTS SUCH WAIVERS AND CONSENTS TO BE FULLY ENFORCEABLE.
If, while any Subsidiary Guarantor Subordinated Indebtedness is outstanding, any proceeding under any Bankruptcy Law is commenced by or against Borrower or its property, Agent, when so instructed by Lender, is hereby irrevocably authorized and empowered (in the name of Borrower or in the name of any Subsidiary Guarantor or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution in respect of all Subsidiary Guarantor Subordinated Indebtedness and give acquittances therefor and to file claims and proofs of claim and take such other action (including voting the Subsidiary Guarantor Subordinated Indebtedness) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of Lender; and each Subsidiary Guarantor shall promptly take such action as Lender may reasonably request: (A) to collect the Subsidiary Guarantor Subordinated Indebtedness for the account of the Borrower and any Subsidiary Guarantor and to file appropriate claims or proofs of claim in respect of the Subsidiary Guarantor Subordinated Indebtedness; (B) to execute and deliver to Agent such powers of attorney, assignments and other instruments as it may request to enable it to enforce any and all claims with respect to the Subsidiary Guarantor Subordinated Indebtedness; and (C) to collect and receive any and all Subsidiary Guarantor Subordinated Indebtedness Payments.
(n)    Any payment on account of an amount that is payable hereunder or under any other Loan Document must be made in United States Dollars.
(SIGNATURES TO FOLLOW)

IN WITNESS WHEREOF, Borrower, Agent and Lender have duly executed and delivered this Loan and Security Agreement as of the day and year first above written.
BORROWER:
AMYRIS, INC.
Signature:    /s/ John Melo_______
Print Name:    John Melo_________
Title:        President and CEO_____
Accepted in Palo Alto, California:
AGENT:
HERCULES TECHNOLOGY GROWTH CAPITAL, INC.
Signature:    _______________________
Print Name:    _______________________
Title:        _______________________
LENDER:
HERCULES TECHNOLOGY GROWTH CAPITAL, INC.
Signature:    _______________________
Print Name:    _______________________
Title:        _______________________

Loan and Security Agreement

IN WITNESS WHEREOF, Borrower, Agent and Lender have duly executed and delivered this Loan and Security Agreement as of the day and year first above written.
BORROWER:
AMYRIS, INC.
Signature:    ____________________
Print Name:    John Melo_________
Title:        President and CEO_____
Accepted in Palo Alto, California:
AGENT:
HERCULES TECHNOLOGY GROWTH CAPITAL, INC.
Signature:    _/s/ Ben Bang__________
Print Name:    Ben Bang_______________
Title:        Senior Counsel___________
LENDER:
HERCULES TECHNOLOGY GROWTH CAPITAL, INC.
Signature:    _/s/ Ben Bang__________
Print Name:    Ben Bang_______________
Title:        Senior Counsel___________

Loan and Security Agreement

EXHIBIT A
ADVANCE REQUEST
To:     Agent:    Date:        March 29, 2014
Hercules Technology Growth Capital, Inc. (the “Agent”)    400 Hamilton Avenue, Suite 310    Palo Alto, CA 94301    Facsimile: [*]    Attn:
[ ] (“Borrower”) hereby requests from Hercules Technology Growth Capital, Inc. (“Lender”) an Advance in the amount of _____________________ Dollars ($________________) on ______________, _____ (the “Advance Date”) pursuant to the Loan and Security Agreement among Borrower, Agent and Lenders (the “Agreement”). Capitalized words and other terms used but not otherwise defined herein are used with the same meanings as defined in the Agreement.
Please:
(a)    Issue a check payable to Borrower    ________
or
(b)    Wire Funds to Borrower’s account    ________
Bank: _____________________________    Address: _____________________________     _____________________________
    ABA Number: _____________________________    Account Number: _____________________________    Account Name: _____________________________
Borrower represents that the conditions precedent to the Advance set forth in the Agreement are satisfied and shall be satisfied upon the making of such Advance, including but not limited to: (i) that no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing; (ii) that the representations and warranties set forth in the Agreement are and shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; (iii) that Borrower is in compliance with all the terms and provisions set forth in each Loan Document on its part to be observed or performed; and (iv) that as of the Advance Date, no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default under the Loan Documents. Borrower understands and acknowledges that Agent has the right to review the financial information supporting this representation and, based upon such review in its sole discretion, Lenders may decline to fund the requested Advance.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Borrower hereby represents that Borrower’s corporate status and locations have not changed since the date of the Agreement or, if the Attachment to this Advance Request is completed, are as set forth in the Attachment to this Advance Request.
Borrower agrees to notify Agent promptly before the funding of the Loan if any of the matters which have been represented above shall not be true and correct on the Advance Date and if Agent has received no such notice before the Advance Date then the statements set forth above shall be deemed to have been made and shall be deemed to be true and correct as of the Advance Date.
Executed as of ___________________
BORROWER: AMYRIS, INC.
SIGNATURE:________________________
TITLE:_____________________________
PRINT NAME:______________________

ATTACHMENT TO ADVANCE REQUEST
Dated: _______________________
Borrower hereby represents and warrants to Agent that Borrower’s current name and organizational status is as follows:

Name:	Amyris, Inc.

Type of organization:	Corporation

State of organization:	Delaware

Organization file number:	4768633
Borrower hereby represents and warrants to Agent that the street addresses, cities, states and postal codes of its current locations are as follows:
5885 Hollis Street, Suite 100
Emeryville, CA 94608

EXHIBIT B
SECURED TERM PROMISSORY NOTE

$25,000,000	Advance Date: March 31, 2014
Maturity Date: May 31, 2015 (subject to extension as set forth in the Loan Agreement)
FOR VALUE RECEIVED, Amyris, Inc., a Delaware corporation, for itself and each of its Subsidiaries that has delivered a Joinder Agreement (the “Borrower”) hereby promises to pay to the order of Hercules Technology Growth Capital, Inc., a Maryland corporation or the holder of this Note (the “Lender”) at 400 Hamilton Avenue, Suite 310, Palo Alto, CA 94301 or such other place of payment as the holder of this Secured Term Promissory Note (this “Promissory Note”) may specify from time to time in writing, in lawful money of the United States of America, the principal amount of Twenty-Five Million Dollars ($25,000,000) or such other principal amount as Lender has advanced to Borrower, together with interest at a fixed rate equal to the greater of (a) the prime rate as reported in the Wall Street Journal, and if not reported, then the prime rate next reported in the Wall Street Journal, plus 6.25% per annum and (b) 9.5% per annum, in each case based upon a year consisting of 360 days, with interest computed daily based on the actual number of days in each month.
This Promissory Note is the Term Note referred to in, and is executed and delivered in connection with, that certain Loan and Security Agreement dated March 29, 2014, by and among Borrower, Hercules Technology Growth Capital, Inc., a Maryland corporation (the “Agent”) and the several banks and other financial institutions or entities from time to time party thereto as lender (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the “Loan Agreement”), and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof. All payments shall be made in accordance with the Loan Agreement. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein. An Event of Default under the Loan Agreement shall constitute a default under this Promissory Note.
Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any applicable law. Borrower agrees to make all payments under this Promissory Note without setoff, recoupment or deduction and regardless of any counterclaim or defense. This Promissory Note has been negotiated and delivered to Lender and is payable in the State of California. This Promissory Note shall be governed by and construed and enforced in accordance with, the laws of the State of California, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.
[Signature Page Follows]

BORROWER FOR ITSELF AND
ON BEHALF OF THE SUBSIDIARIES
THAT HAVE DELIVERED A JOINDER
AGREEMENT:    AMYRIS, INC.

By:    ____________________________
Name:    John G. Melo
Title:    President and Chief Executive Officer

EXHIBIT C
NAME, LOCATIONS, AND OTHER INFORMATION FOR BORROWER
1. Parent represents and warrants to Agent that Parent’s current name and organizational status as of the Closing Date is as follows:

Name:	Amyris, Inc.

Type of organization:	Corporation

State of organization:	Delaware

Organization file number:	4768633
2. Parent represents and warrants to Agent that for five (5) years prior to the Closing Date, Parent did not do business under any other name or organization or form except the following:
Name:
Used during dates of:
Type of Organization:
State of organization:
Organization file Number:
Borrower’s fiscal year ends on _____
Borrower’s federal employer tax identification number is: _______________
3. Parent represents and warrants to Agent that its chief executive office is located at 5885 Hollis Street, Suite 100, Emeryville, CA 94608.
4. Parent represents and warrants to Agent that Amyris Fuels, LLC’s current name and organizational status as of the Closing Date is as follows:

Name:	Amyris Fuels, LLC

Type of organization:	Limited Liability Company

State of organization:	Delaware

Organization file number:	4607437
5. Parent represents and warrants to Agent that for five (5) years prior to the Closing Date, Amyris Fuels, LLC did not do business under any other name or organization or form except the following:
Name:
Used during dates of:
Type of Organization:

State of organization:
Organization file Number:
Borrower’s fiscal year ends on _____
Borrower’s federal employer tax identification number is: _______________
6. Parent represents and warrants to Agent that Amyris Fuels, LLC’s chief executive office is located at 5885 Hollis Street, Suite 100, Emeryville, CA 94608.

EXHIBIT D
BORROWER’S PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES
Exhibit D

[*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

VI. Amyris Trademarks Applications and Registrations

Mark	Class	Country	Application No.	Filing Date	Registration No.	Reg. Date	Exp. Date	Status
	4	US	77/008,832	09/27/06	3,418,982	04/29/08	04/29/18	Registered
	42	US	77/008,883	09/27/06	3,591,716	03/17/09	03/17/19	Registered
AMYRIS	3	US	77/648,755	01/13/09	4,031,996	09/27/11	09/27/21	Registered
AMYRIS	3	Internat’l	IR1136706	10/18/12	IR1136706	10/18/12		Registered
AMYRIS	3	BR	905268423	09/11/12				Pending
AMYRIS	3	EC	IR1136706	10/18/12	IR1136706	10/18/12	10/18/22	Registered
AMYRIS	3	JP	IR1136706	10/18/12				Pending
AMYRIS	4	US	77/008,889	09/27/06	3,418,984	04/29/08	04/29/18	Registered
AMYRIS	4	Internat’l	IR948423	12/20/07	IR948423	12/20/07		Registered
AMYRIS	4	AU	IR948423	12/20/07	IR948423	12/20/07		Registered
AMYRIS	4	BR	900766638	02/28/08				Allowed
AMYRIS	4	CN	IR948423	12/20/07	IR948423	12/20/07		Registered
AMYRIS	4	EC	IR948423	12/20/07	IR948423	12/20/07		Registered
AMYRIS	4	IN	1641699	01/16/08	1641699	03/31/09		Registered
AMYRIS	4	JP	IR948423	12/20/07	IR948423	12/20/07		Registered
AMYRIS	42	US	77/011,120	09/29/06	3,516,929	10/14/08	10/14/18	Registered
AMYRIS	42	Internat’l	IR948424	12/20/07	IR948424	12/20/07		Registered
AMYRIS	42	AU	IR948424	12/20/07	IR948424	12/20/07		Registered
AMYRIS	42	BR	900766654	02/28/08	900766654	08/09/01		Registered
AMYRIS	42	CN	IR948424	12/20/07	IR948424	12/20/07		Registered
AMYRIS	42	EC	IR948424	12/20/07	IR948424	12/20/07		Registered
AMYRIS	42	IN	1641698	01/16/08	164198	03/31/09		Registered
AMYRIS	42	JP	IR948424	12/20/07	IR948424	12/20/07		Registered
GREEN LANE	39	US	77/976,721	12/05/06	3,604,243	04/07/09		Registered
DIAL-A-BLEND	4	Brazil	900766719	02/28/08	900766719	08/09/11		Registered
DIAL-A-BLEND	4, 9	EC	6677967	02/04/08	006677967	01/08/09		Registered
	4	US	77/505,637	06/23/08	3,793,831	05/25/10		Registered
	42	US	77/505,634	06/23/08	3,793,830	05/25/10		Registered
NO COMPROMISE	1	US	77/749,465	06/01/09	3,846,212	09/07/10		Registered
NO COMPROMISE	1	BR	902155202	11/30/09				Allowed
NO COMPROMISE	1	EC	8703878	11/23/09	8703878	06/02/10		Registered
NO COMPROMISE	4	US	77/568,309	09/11/08	3,664,922	08/04/09		Registered
NO COMPROMISE	4	BR	901470945	02/20/09				Pending
NO COMPROMISE	4,39,40	EC	8135014	03/04/09	8135014	11/20/09		Registered
Citrus "Smell"	4	US	76/693,238	10/01/08	3,726,789	12/15/09		Registered
BIOFENE	1	US	77/818,383	09/02/09	3,894,976	12/21/10		Registered

DIESEL DE CANA	4	BR	902783580	07/19/10				Published
NEOSSANCE	1,3	US	85/541,582	02/13/12	4,209,630	09/18/12		Registered
NEOSSANCE	1,3	Internat’l	IR1133812	07/11/12	IR1133812	07/11/12		Registered
NEOSSANCE	1	Brazil	905060539	07/23/12				Pending
NEOSSANCE	3	Brazil	905060555	07/23/12				Pending
NEOSSANCE	1,3	EC	IR1133812	07/11/12	IR1133812	07/11/12		Registered
NEOSSANCE	1,3	JP	IR1133812	07/11/12	IR1133812	07/11/12		Registered
EVOSHIELD	4	US	85/536,417	02/07/12	4,302,622	03/12/13		Registered
[*]	[*]	[*]	[*]	[*]				[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]		[*]
[*]	[*]	[*]	[*]	[*]				[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
SUGAR SQUALENE	3	US	85/920,486	05/01/13				Pending

VII. Amyris Copyright Applications and Registrations

None

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT E
BORROWER’S DEPOSIT ACCOUNTS AND INVESTMENT ACCOUNTS
Exhibit E

1.	Amyris does not have any investment property.

2.	The following is a list of bank accounts:

Current Account Structure

BANK OF THE WEST	BANK OF THE WEST
Bank of the West 295 Bush Street San Francisco, CA 94104 (415) 765-4886 ABA 121100782 Swift BWSTU66

[*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT F
COMPLIANCE CERTIFICATE
Hercules Technology Growth Capital, Inc. (as “Agent”)
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
Reference is made to that certain Loan and Security Agreement dated March 29, 2014 and all ancillary documents entered into in connection with such Loan and Security Agreement all as may be amended from time to time, (hereinafter referred to collectively as the “Loan Agreement”) by and among Hercules Technology Growth Capital, Inc. (the “Agent”), the several banks and other financial institutions or entities from time to time party thereto (collectively, the “Lender”) and Hercules Technology Growth Capital, Inc., as agent for the Lender (the “Agent”) and Amyris, Inc. (the “Company”) and each of its Subsidiaries that has delivered a Joinder Agreement (together with the Company, collectively, the “Borrower”). All capitalized terms not defined herein shall have the same meaning as defined in the Loan Agreement.
The undersigned is an Officer of the Company, knowledgeable of all Company financial matters, and is authorized to provide certification of information regarding the Company; hereby certifies that in accordance with the terms and conditions of the Loan Agreement, the Company is in compliance for the period ending ___________ of all covenants, conditions and terms and hereby reaffirms that all representations and warranties contained therein are true and correct on and as of the date of this Compliance Certificate with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, after giving effect in all cases to any standard(s) of materiality contained in the Loan Agreement as to such representations and warranties. Attached are the required documents supporting the above certification. The undersigned further certifies that these are, (i) with respect to the financial statements set forth in Section 7.1(a)/(b)/(c) of the Loan Agreement, prepared in accordance with GAAP (except for the absence of footnotes with respect to unaudited financial statement and subject to normal year end adjustments), and (ii) with respect to the financial statements referred to in Section 7.1(e) of the Loan Agreement, prepared on a non-GAAP cash basis, and in each case, and are consistent from one period to the next except as explained below.

REPORTING REQUIREMENT	REQUIRED	CHECK IF ATTACHED
Interim Financial Statements	Monthly within 30 days
Interim Financial Statements	Quarterly within 45 days
Audited Financial Statements	FYE within 180 days

PERFORMANCE COVENANT COMPLIANCE	COVENANT REQUIREMENT	ACTUAL RESULT
Positive Cashflow	Minimum cash revenue greater than cash

expenses
Projected Cash Product Revenue	minimum 75% of [insert amount form plans]
Projected Cash Product Gross Profit	minimum 75% of [insert amount form plans]

Very Truly Yours,
AMYRIS, INC.
By:    ____________________________
Name:    John G. Melo
Its:    President and Chief Executive Officer

EXHIBIT G
FORM OF JOINDER AGREEMENT
This Joinder Agreement (the “Joinder Agreement”) is made and dated as of [ ], 20[  ], and is entered into by and between__________________., a ___________ corporation (“Subsidiary”), and HERCULES TECHNOLOGY GROWTH CAPITAL, INC., a Maryland corporation (as “Agent”).
RECITALS
A. Subsidiary’s Affiliate, Amyris, Inc. (“Company”) [has entered/desires to enter] into that certain Loan and Security Agreement dated March 29, 2014, with the several banks and other financial institutions or entities from time to time party thereto as lender (collectively, the “Lender”) and the Agent, as such agreement may be amended (the “Loan Agreement”), together with the other agreements executed and delivered in connection therewith;
B. Subsidiary acknowledges and agrees that it will benefit both directly and indirectly from Company’s execution of the Loan Agreement and the other agreements executed and delivered in connection therewith;
AGREEMENT
NOW THEREFORE, Subsidiary and Agent agree as follows:

1.	The recitals set forth above are incorporated into and made part of this Joinder Agreement. Capitalized terms not defined herein shall have the meaning provided in the Loan Agreement.

2.
By signing this Joinder Agreement, Subsidiary shall be bound by the terms and conditions of the Loan Agreement the same as if it were the Borrower (as defined in the Loan Agreement) under the Loan Agreement, mutatis mutandis. In particular, Subsidiary hereby acknowledges and agrees that it (i) has granted a security interest to Lender in the Collateral on the terms set forth in Section 3.1 of the Loan Agreement as if it were the Borrower thereunder, (ii) makes the representations set forth in Section 5 of the Loan Agreement as if it were the Borrower thereunder, (iii) agrees to be bound by the covenants and agreements set forth in Sections 6, 7 and 11 of the Loan Agreement as if it were the Borrower thereunder and (iv) hereby guarantees the Guaranteed Obligations pursuant to Section 11.19 of the Loan Agreement. Notwithstanding the foregoing, Subsidiary hereby agrees that Lender shall have no duties, responsibilities or obligations to Subsidiary arising under or related to the Loan Agreement or the other agreements executed and delivered in connection therewith. Rather, to the extent that Lender has any duties, responsibilities or obligations arising under or related to the Loan Agreement or the other agreements executed and delivered in connection therewith, those duties, responsibilities or obligations shall flow only to Company and not to Subsidiary or any other person or entity. By way of example (and not an exclusive list): (a) Lender’s providing notice to Company in accordance with the Loan Agreement or as otherwise agreed between Company and Lender shall be deemed provided to Subsidiary; (b) a Lender’s providing an Advance to Company shall be deemed an Advance to Subsidiary; and (c) Subsidiary shall have no right to request an Advance or make any other demand on Lender. By way of example (and not an exclusive list): (i) Agent’s providing notice to Company in accordance with the Loan Agreement or as otherwise agreed among Company, Agent and Lender shall be deemed provided to Subsidiary; (ii) a Lender’s providing an Advance to Company shall be deemed an Advance to Subsidiary; and (iii) Subsidiary shall have no right to request an Advance or make any other demand on Lender.

3.
Subsidiary agrees not to certificate its equity securities without Agent’s prior written consent, which consent may be conditioned on the delivery of such equity securities to Agent in order to perfect Agent’s security interest in such equity securities.

4.
Subsidiary acknowledges that it benefits, both directly and indirectly, from the Loan Agreement, and hereby waives, for itself and on behalf on any and all successors in interest (including without limitation any assignee for the benefit of creditors, receiver, bankruptcy trustee or itself as debtor-in-possession under any bankruptcy proceeding) to the fullest extent provided by law, any and all claims, rights or defenses to the enforcement of this Joinder Agreement on the basis that (a) it failed to receive adequate consideration for the execution and delivery of this Joinder Agreement or (b) its obligations under this Joinder Agreement are avoidable as a fraudulent conveyance.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO JOINDER AGREEMENT]

SUBSIDIARY:
AMYRIS FUELS, LLC
By:____________________________________
Name: John G. Melo
Title: President and Chief Executive Officer

Address:

Telephone: ___________
Facsimile: ____________
AGENT:
HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:____________________________________
Name:__________________________________
Title: ___________________________________

Address:
400 Hamilton Ave., Suite 310
Palo Alto, CA 94301
Facsimile: [*]
Telephone: [*]
[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT H
ACH DEBIT AUTHORIZATION AGREEMENT
Hercules Technology Growth Capital, Inc.
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
Re: Loan and Security Agreement dated March 29, 2014 between Amyris, Inc. (the “Company”), each of Company’s Subsidiaries that delivers a Joinder Agreement (together with the Company, collectively, “Borrower”), the several banks and other financial institutions or entities from time to time party thereto and Hercules Technology Growth Capital, Inc. (“Agent”) (the “Agreement”)
In connection with the above referenced Agreement, the Company hereby authorizes the Agent to initiate debit entries for the periodic payments due under the Agreement to the Borrower’s account indicated below. The Company authorizes the depository institution named below to debit to such account.

DEPOSITORY NAME [*]	BRANCH [*]
CITY [*]	STATE AND ZIP CODE [*]
TRANSIT/ABA NUMBER [*]	ACCOUNT NUMBER [*]
This authority will remain in full force and effect so long as any amounts are due under the Agreement.
AMYRIS, INC.
_

(Company) (Please Print)
By: _________________________________________
Date: ________________________________________
[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1 - Subsidiaries

1.	AMYRIS FUELS, LLC (DE)

2.	AB TECHNOLOGIES LLC (DE)

3.	AMYRIS BRASIL LTDA (BRAZIL)

SCHEDULE 1.1
COMMITMENTS

LENDER	TERM COMMITMENT
Hercules Technology Growth Capital, Inc.	$25,000,000
TOTAL COMMITMENTS	$25,000,000

Schedule 1A - Permitted Indebtedness

In addition to the outstanding debt summarized below, the Parent is a party to that certain Securities Purchase Agreement dated July 30, 2012 (the “Total Purchase Agreement”), between the Parent and Total Energies Nouvelles Activités USA (formerly known as Total Gas & Power USA, SAS), a société par actions simplifiée organized under the laws of the Republic of France (“Total”), pursuant to which Total has obligations to purchase up to an additional $21,700,000 in principal amount of 1.5% Senior Secured Convertible Notes subject to satisfaction of certain conditions set forth therein and in that certain letter agreement between the Parent and Total dated March 29, 2014.

Outstanding Indebtedness as of March 15, 2014:

Schedule 1B - Permitted Investments

Reference is made to the Parent’s equity holdings in the following joint ventures:

•	SMA Industria Quimica S.A.

•	Novvi LLC
Total Amyris Biosolutions B.V.

Schedule 1C - Permitted Liens

The 1.5% Senior Secured Convertible Notes (the “R&D Notes”) issued or issuable pursuant to the Total Purchase Agreement are secured by a lien on the Parent’s equity interest in the joint venture entity that it has formed with Total as well as certain collateral pursuant to a pledge agreement entered into by the Parent in favor of Total.

Liens securing assets of Amyris Brisil in connection with the Brazil Credit Facilities set forth on Schedule 1A.

“Specified Intellectual Property Lien”: NONE.